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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 1a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE DIRECTV GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Stockholders of The DIRECTV Group, Inc.:

        The DIRECTV Group, Inc., or the Company, will hold its Annual Meeting of Stockholders at the Hilton Hotel New York, 1335 Avenue of the Americas, New York, New York, at 10:00 a.m., local time, on June 3, 2008, for the following purposes:

  1.
  To elect nominees to the Board of Directors, named in the attached proxy statement, for the terms as described in the attached proxy statement.

  2.
  To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008.

  3.
  To transact such other business as may properly come before the meeting.

        We invite all stockholders to attend the meeting. Stockholders of record at the close of business on April 4, 2008, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to notice of, and to vote at, the meeting will be open for examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Corporate Secretary at 2230 East Imperial Highway, El Segundo, California 90245 and at 1211 Avenue of the Americas, New York, New York 10036.

        Please read the attached proxy statement carefully and submit your proxy as soon as possible. You have your choice of voting your proxy via the Internet, by telephone or by completing and returning the proxy card in the envelope provided if you receive a paper copy of the proxy statement.

By order of the Board of Directors

Larry D. Hunter Corporate Secretary
El Segundo, California April 21, 2008

THE DIRECTV GROUP, INC.
2230 East Imperial Highway
El Segundo, California 90245
(212) 462-5200

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 3, 2008

        The accompanying proxy is solicited by the Board of Directors of The DIRECTV Group, Inc., which we refer to as the Company, for use at the Annual Meeting of Stockholders of the Company, or Annual Meeting, to be held at 10:00 a.m., local time, on June 3, 2008, at the Hilton Hotel New York, Concourse A, 1335 Avenue of the Americas, New York, New York, and any adjournment thereof.

        We expect that this proxy statement and accompanying proxy card will be mailed or will be available through the Internet for those stockholders receiving their proxy materials electronically, on or after April 21, 2008, to stockholders of record of the Company at the close of business on April 4, 2008.

GENERAL INFORMATION

Voting Securities

        The Company has one class of outstanding stock entitled to vote at the Annual Meeting, the Common Stock, and holders of Common Stock are entitled to one vote per share. At the close of business on April 4, 2008, there were 1,145,035,593 shares of Common Stock outstanding and eligible for voting at the Annual Meeting. Only stockholders of record at the close of business on April 4, 2008, are entitled to notice of, and to vote at, the Annual Meeting.

Proxies

        If you are a stockholder of record, that is if you hold shares in your name in an account with the Company's stock transfer agent, Computershare Trust Company, N.A., or Computershare, you can vote in any one of the following ways:

  •
  By Internet: Go to the Web site, www.envisionreports.com/dtv. You will need to enter your voter control number that appears on your proxy card.

  •
  By Telephone: Call the toll-free number, 1-800-652-VOTE (1-800-652-8683). You will need to provide your voter control number that appears on your proxy card. Please follow the instructions on your proxy card and the voice prompts on the telephone.

  •
  By Mail: Mark, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the enclosed envelope. If you receive more than one proxy card (which means you have shares in more than one account), you must mark, sign and date each of them, or alternatively vote all these shares through the Internet or by telephone.

  •
  By Ballot: If you prefer, you may also vote by ballot at the Annual Meeting.

        After you have voted, you may revoke your proxy at any time until it is voted at the Annual Meeting. You may do this by sending a written notice of revocation to Computershare or by executing a subsequent proxy card, by voting subsequently through the Internet or by telephone, or by voting in person at the Annual Meeting. The Proxy Committee will vote the shares represented by a proxy unless the proxy card is received late or in a form that cannot be voted.

        If a broker, bank or other record holder holds your shares, please refer to the instructions they provide for your shares to be voted. If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business voted upon at the Annual Meeting. Proposal 1, the election of directors, and Proposal 2, the ratification of the appointment of Deloitte & Touche LLP, are both discretionary items.

        The form of proxy solicited by the Board of Directors allows you the choice to vote for or withhold the vote for each nominee for director and to approve, disapprove or abstain with respect to each other matter up for a vote at the Annual Meeting including the ratification of the appointment of our independent accountants. Where you indicate a choice on the form of proxy with respect to any matter, the shares will be voted as specified. If you sign and return your proxy card and do not specify a choice, the Proxy Committee will vote your shares as the Board of Directors has recommended, as indicated in this proxy statement. Abstentions will not affect the outcome of the election of directors and will have no effect on the outcome of the vote of other proposals that the stockholders will vote on at the Annual Meeting.

        Except in the case of stock held by one of the employee savings plans listed below, by signing and returning the proxy card or by voting through the Internet or by telephone, you will authorize the Proxy Committee to vote your shares of Common Stock on any matters that the Company does not know about now but that may be presented properly at the Annual Meeting. The members of the Proxy Committee are Patrick T. Doyle and Larry D. Hunter.

Proxies for Shares Held In Employee Savings Plans

        If you participate in the following savings plans, your proxy card will serve to instruct the Trustee of each plan how to vote your shares in the plan. If you do not provide instructions on how to vote your shares held in the following plans, these shares may be voted at the discretion of the Trustee:

  DIRECTV Thrift and Savings Plan

  DIRECTV Savings Plus Plan

        For stock held through these plans, whether you vote your stock by telephone, through the U.S. Mail or by Internet, your directions must be received by Computershare no later than 5:00 P.M., Eastern time, on May 28, 2008. Please note that while you may attend the Annual Meeting, you may not vote stock held through these plans at the meeting. Your vote is confidential.

Quorum and Majorities

        A majority of all of the shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum at the Annual Meeting. Provided there is a quorum present, the five designated candidates will be elected to the Board of Directors if any votes are cast for their election, and the ratification of the appointment of our outside auditors will be approved if the proposal receives a majority of the votes cast by holders present, either in person or by proxy, at the meeting.

Attending the Annual Meeting

        If you plan to attend the Annual Meeting, please detach and retain the admission ticket attached to your proxy card. As capacity is limited, you may bring only one guest to the meeting. If you hold your stock through a broker, bank or other record holder, please bring evidence that you own Common Stock to the Annual Meeting and we will provide you with admission tickets. If you receive your Annual Meeting materials electronically and wish to attend the meeting, please follow the instructions provided for attendance. A form of government-issued photographic identification will also be required to enter the Annual Meeting.

Householding of Annual Meeting Materials

        The Securities and Exchange Commission, or SEC, permits corporations to send a single copy of the annual report and proxy statement to any household at which two or more stockholders reside if it appears they are members of the same family. Each stockholder will continue to receive a separate proxy card. By use of this procedure, referred to as householding, we intend to reduce the volume of duplicate information stockholders receive and also to reduce expenses for the Company. The Company has instituted this procedure for all stockholders of record.

        If we sent only one set of these documents to your household for the use of all of the Company's stockholders in your household, and one or more of you would prefer to receive your own set, please contact Computershare by telephone at 1-877-498-8904 or by Internet at www.computershare.com.

        If a broker or other record holder holds your shares in the Company, please contact your broker or other record holder directly if you have questions, require additional copies of the proxy statement or annual report, or wish to receive multiple reports by revoking your consent to householding.

Annual Report

        The annual report to stockholders of the Company for the fiscal year ended December 31, 2007 is provided with this proxy statement.

Electronic Delivery of Annual Meeting Materials

        You can request that you receive the annual report and proxy materials of the Company via the Internet. At your request, you will receive an e-mail notification when these documents are available electronically through the Internet. Registered stockholders (those with an account maintained in their name with Computershare) may sign up for this service at www.computershare.com/us/ecomms.

Voting Inspectors

        The Company believes your vote should be private. Therefore, we use an independent specialist to receive, inspect, count and tabulate proxies. The Company has retained Computershare for this purpose. A representative of Computershare also acts as inspector at the Annual Meeting.

Solicitation Costs

        The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain stockholders have consented to the delivery of proxy materials by electronic transmission and certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally, by facsimile and by telephone. In addition to mailing copies of these materials to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

OUR RELATIONSHIP WITH LIBERTY MEDIA CORPORATION

Background

        Pursuant to a transaction that has been previously described in our public filings with the SEC referred to in this proxy statement as the Liberty Transaction, Liberty Media Corporation, or Liberty, acquired, through a wholly-owned subsidiary, 470,420,752 shares (approximately 41%) of the Company's Common Stock from a wholly-owned subsidiary of News Corporation in a transaction that was completed on February 27, 2008. On April 3, 2008, Liberty announced that it had acquired an additional 78.3 million shares of the Company's Common Stock in a private transaction, increasing its beneficial ownership to approximately 48%. Prior to the completion of the Liberty Transaction, transactions with News Corporation and certain of its affiliates may have been deemed to be related-party transactions and News Corporation and certain of its affiliates may have been deemed to be members of the Affiliated Group and the Purchaser Group as those terms are defined by the Company's Amended and Restated Certificate of Incorporation, which we refer to in this proxy statement as the Certificate of Incorporation. Subsequent to the completion of the Liberty Transaction, transactions with Liberty and certain of its affiliates may be deemed to be related-party transactions and those entities may be deemed to be members of the Affiliated Group and the Purchaser Group. For further detail regarding related party transactions, please refer to the section of this proxy statement entitled "Certain Relationships and Related Transactions" beginning on page 61.

Composition of Board of Directors

        As part of the Liberty Transaction, each of K. Rupert Murdoch, David DeVoe and Peter Chernin resigned from the Board of Directors of the Company effective February 27, 2008. Subsequently, on the recommendation of the Company's Nominating and Corporate Governance Committee, John C. Malone and Gregory B. Maffei were elected by the Board of Directors to fill two of the three vacancies created by the resignations of the resigning directors and Mr. Malone was elected as Chairman of the Board.

        In addition, Liberty has requested that the Nominating and Corporate Governance Committee consider another Liberty executive to fill the remaining vacancy on the Board of Directors. This request will be considered at the next meetings of such Committee and of the Board of Directors.

Standstill

        As provided in the letter agreement between the Company and Liberty dated December 21, 2006, or the Letter Agreement, effective on the consummation of the Liberty Transaction, Liberty acknowledged that Liberty and certain other "Persons" (as defined in the Certificate of Incorporation) are each a "Purchaser Successor" and shall accordingly be subject to the provisions of Sections 5 and 6 of Article V of the Certificate of Incorporation as well as other applicable provisions of such Certificate of Incorporation, the Amended and Restated By-Laws, which we refer to in this proxy statement as the By-Laws, and the Related Party Policies and Procedures adopted by the Board or the Audit Committee from time to time.

        Consequently, Liberty, the subsidiary of Liberty which holds the Company's Common Stock and any other applicable "Person" (as defined in the Certificate of Incorporation), which we refer to collectively as the Liberty Group, are prohibited from entering into any transaction or series of transactions which would result in the Liberty Group collectively owning beneficially 50% or more of the Company's outstanding voting securities. However, this standstill provision does not apply if:

  •
  any member of the Liberty Group commences a tender or exchange offer for all the Company's outstanding voting securities (at a price at least equal to the market price thereof immediately prior to the earlier of the public announcement or commencement thereof) or enters into an agreement to acquire all of such voting securities pursuant to a merger or other business combination transaction with the Company;

  •
  the Liberty Group acquires shares in a transaction that is approved by an affirmative vote of a majority of the Company's independent directors; or

  •
  a person that is not affiliated with any member of the Liberty Group acquires, or has announced its intention to acquire, 25% or more of the Company's outstanding voting securities or has announced its intention to effect a merger or other business combination transaction with the

    Company as a result of which such party would become the beneficial owner of 25% or more of the outstanding voting securities of the company surviving the merger or business combination, which merger or other business combination has been approved by the Company's Board of Directors.

        Further, the standstill provision described above will cease to apply if:

  •
  a majority of the Company's independent directors so determines;

  •
  the Liberty Group acquires 50% or more of the Company's outstanding voting securities in a tender or exchange offer, merger, business combination transaction or other transaction under the circumstances described in the first two bullets above; or

  •
  the Liberty Group acquires 80% or more of the Company's outstanding voting securities.

CODE OF ETHICS

        The Company has adopted a Code of Ethics and Business Conduct which complies with the requirements of the NASDAQ and a Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers which complies with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. Required information regarding any amendment or waiver to the Code of Ethics that would otherwise require the Company to file a Current Report on Form 8-K pursuant to Item 5.05 shall instead be disclosed on the Company's website within four business days following the date of the amendment or waiver. You may access the Company's Code of Ethics on the Company's website at www.directv.com/investor. You can obtain a paper copy of the Code of Ethics by contacting the Corporate Secretary as provided on page 68.

DIRECTORS

Selection of Directors

        The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors. While the Nominating and Corporate Governance Committee has not established any specific minimum qualifications that a potential candidate must meet for nomination by the Nominating and Corporate Governance Committee, important qualifying factors are level of education and business or public service experience. The assessment process by the Nominating and Corporate Governance Committee also includes consideration of diversity, the ability to bring unique and fresh perspectives, specific technical or business knowledge and expertise that might be beneficial to the Board and experience on the boards or management of other major corporations. The Nominating and Corporate Governance Committee also takes into account the need to have candidates with the required financial sophistication and expertise to satisfy the requirements to serve on the Company's Audit Committee. With respect to the three vacancies on the Board of Directors resulting from the resignations of Messrs. Murdoch, Chernin and DeVoe, as discussed above, the Nominating and Corporate Governance Committee has considered nominees designated by Liberty, as contemplated by the Letter Agreement.

        Recommendations for potential candidates may come from members of the Board of Directors or management of the Company. The Company also has retained and may retain in the future an independent company that specializes in executive and director searches for major corporations. The Nominating and Corporate Governance Committee typically bases its review on any written materials provided on any candidate. The Nominating and Corporate Governance Committee determines whether the candidate meets the Company's general qualifications, assesses specific qualities and skills and determines whether requesting additional information or an interview is appropriate. The independent company may also assist in the review process by facilitating communications with candidates concerning their interest in serving as a director and help the Nominating and Corporate Governance Committee to assess the fit of the individual with the Company and its needs.

        The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using the same criteria it applies to recommendations from directors and members of management. Subject to limitations in the Certificate of Incorporation, By-Laws and applicable law, stockholders may submit recommendations by writing to the Nominating and Corporate Governance Committee in care of The DIRECTV Group, Inc., to the attention of the Corporate Secretary by first-class mail at 2230 E. Imperial Highway, El Segundo 90245 or by facsimile to 1-310-964-0839. To be considered by the Nominating and Corporate Governance Committee for the 2009 annual meeting, recommendations for nominees must comply with the requirements described in the section of this proxy statement entitled "Stockholder Proposals" beginning on page 68, unless otherwise required by law.

Composition of Board and Independence of Directors

        The Board currently consists of 10 members. The Board held a total of 9 meetings in 2007. In 2007, average attendance at Board and committee meetings was 85%.

        In addition to being members of the Board, independent directors may serve on one or more of three standing committees of the Board. Please refer to "Committees of the Board of Directors" starting on page 11 for information about committee responsibilities and current membership. Directors spend a considerable amount of time preparing for Board and committee meetings and, from time to time, may be called upon between meetings. The Board, and each committee, can retain outside advisors.

        The Corporate Governance Guidelines include categorical standards for determining director independence adopted by the Board of Directors of the Company, which are as follows:

        The Board of Directors will find a material relationship to exist and a director will not be independent if:

  (1)
  Within the past three years:

  (a)
  the director is or has been an employee of the Affiliated Group or an immediate family member is or has been an executive officer of the Affiliated Group;

  (b)
  the director has received, or has an immediate family member who has received during any twelve-month period, more than $100,000 in direct compensation from the Affiliated Group, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service);

  (c)
  the director or an immediate family member is a current partner of a firm that is the Affiliated Group's internal or external auditor; the director is a current employee of such firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance practice; or the director or an immediate family member was (but no longer is) a partner or employee of such firm and personally worked on the Affiliated Group's audit within that time;

  (d)
  the director or an immediate family member is or has been employed as an executive officer of another company where any of the Affiliated Group's present executive officers at the same time serves or served on that company's compensation committee; or

  (e)
  the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the

      Affiliated Group for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's gross revenues.

  (2)
  the director is affiliated with a tax-exempt entity that within the past 12 months received significant contributions from the Affiliated Group (revenue of the greater of 2% of the entity's consolidated gross revenues or $1 million is considered significant); or

  (3)
  the director has any other relationships with the Affiliated Group or with members of senior management that the Board determines to be material.

        For purposes of this determination: (i) the "Affiliated Group" means the Company or its subsidiaries or the Purchaser Group and Affiliates as defined in the Certificate of Incorporation (which now consists of Liberty and its Affiliates) and (ii) an "immediate family member" includes a person's spouse, parents, step-parents, siblings, children, step-children, mothers-in-law and fathers-in-law, sons-in-law and daughters-in-law, brothers-in-law and sisters-in-law and anyone who shares such person's residence.

        The review by the Board to determine independence of its members included consideration of, among other things, employment history, information publicly available from third party filings and responses to questionnaires completed by each board member on commercial, banking, professional, charitable, familial and other relationships. Each Board member had the opportunity to ask questions of any member and to consider all relevant information. The Board conducted the review with the guidance of legal counsel on applicable standards and other relevant considerations.

        Based on a review by the Board of all relevant information, the Board has determined that each of Neil R. Austrian, Ralph F. Boyd, Jr., James M. Cornelius, Charles R. Lee, Peter A. Lund, Nancy S. Newcomb and Haim Saban has no material relationship with the Company or Liberty or, for the period prior to the closing of the Liberty Transaction, with News Corporation, either directly or as a partner, stockholder or officer of an organization that has such a relationship, and that each is an "independent" director as defined by the Securities Exchange Act of 1934, the Corporate Governance Standards established by the NASDAQ, the By-Laws and Corporate Governance Guidelines.

Executive Session

        The non-employee directors meet in an executive session at each meeting of the Board unless otherwise determined at the meeting, without members of management present. Because certain of the non-employee directors do not qualify as independent directors, an additional executive session is held at least annually, attended only by independent directors.

        The executive sessions of the independent directors have such agendas and procedures as are determined by the Chairman of the Nominating and Corporate Governance Committee, Neil R. Austrian, who presides at the executive sessions of the independent directors.

Corporate Governance Guidelines

        The Company's Corporate Governance Guidelines, which outline, among other things, responsibilities of the Board, director qualification standards and Board independence criteria, are available on the Company's web site, at www.directv.com/investor. You may obtain a paper copy of the Corporate Governance Guidelines by contacting the Corporate Secretary as provided on page 68.

Stockholder Communications with the Board

        Stockholders wishing to communicate with the directors may send a letter by regular or express mail addressed to the Corporate Secretary, The DIRECTV Group, Inc., M/S A108, 2230 E. Imperial

Highway, El Segundo, CA 90245, Attention: Board of Directors. The Corporate Secretary will deliver all correspondence sent to that address to the directors on a quarterly basis, unless management determines in an individual case that it should be sent more promptly. All correspondence to directors may also be forwarded within the Company to an appropriate subject matter expert for review. Stockholder concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters which include an anonymous toll-free hotline (1-800-860-4031).

        Special procedures have been established for stockholders and other interested parties wishing to communicate directly with Mr. Austrian as Chairman of the Nominating and Corporate Governance Committee and as the presiding director of the independent directors or to the independent directors as a group. Such communications should be sent as provided above and addressed to the attention of Jan Williamson who has been appointed by the Nominating and Corporate Governance Committee to act as agent for this purpose. The Company will adhere to the following procedures:

  (1)
  Upon receipt, the agent shall consult with the General Counsel to determine if the communication should be directed to the Company's Ethics Officer for disposition in accordance with the Company's Procedure for Handling Ethics Complaints, or Ethics Procedure, or should be provided to the Chairman of the Nominating and Corporate Governance Committee for disposition as provided below.

  (2)
  Based on the outcome of the above, the agent shall:

  •
  Provide the communication to the Company's Ethics Officer for processing in accordance with the Ethics Procedure and notify Mr. Austrian that she has done so; or

  •
  Provide the actual communication, or a summary thereof (as approved by the General Counsel), to Mr. Austrian.

  (3)
  Following receipt of any communication or summary, Mr. Austrian, in consultation with the General Counsel or independent legal counsel, as he deems appropriate, will determine whether the communication or summary shall be given to all non-management directors and whether such material or other information will be given to management directors.

  (4)
  In any case, the agent shall retain copies of all such communications and make such communications available to non-management directors, or to management directors, as directed by Mr. Austrian.

Annual Meeting Attendance

        The Company does not require the attendance of directors at the Company's Annual Meeting. Nine members of the Board of Directors as constituted at that time attended the 2007 Annual Meeting. The directors attending were Messrs. Austrian, Boyd, Carey, Cornelius, DeVoe, Lee, Lund, Saban and Ms. Newcomb.

Director Information

        The current members of the Board of Directors of the Company are set out in the following table (information as to age, position, committee membership and director class is as of April 4, 2008, unless otherwise noted.):

Name	Age	Position	Committee Memberships	Director Class
Neil R. Austrian	68	Private Investor	Nominating and Corporate Governance (Chair), Compensation	I
Ralph F. Boyd, Jr.	51	Executive Vice President/Community Relations, Federal Home Loan Mortgage Company	Audit, Nominating and Corporate Governance	II
Chase Carey	54	President and Chief Executive Officer	None	III
James M. Cornelius	64	Chairman and Chief Executive Officer, Bristol-Myers Squibb Company	Audit (Chair)	II
Charles R. Lee	68	Retired Chairman and Co-Chief Executive Officer, Verizon Communications, Inc.	Compensation (Chair), Nominating and Corporate Governance	I
Peter A. Lund	67	Private Investor and Media Consultant	Audit, Compensation	III
Gregory B. Maffei	47	Chief Executive Officer and President of Liberty	None	I
John C. Malone, Chairman	67	Chairman of the Board of Liberty	None	II
Nancy S. Newcomb	63	Retired Senior Corporate Officer, Citigroup, Inc.	Audit, Nominating and Corporate Governance	II
Haim Saban	63	Chairman and Chief Executive Officer, Saban Capital Group, Inc.	Compensation	III

        The Board is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors. The term of the Class II directors expires on the date of the Annual Meeting, the term of the Class III directors expires on the date of the 2009 annual meeting and the term of the Class I directors expires on the date of the 2010 annual meeting. Directors are generally elected for a term of three years. Pursuant to the Certificate of Incorporation, Messrs. Malone and Maffei have been nominated for election by the stockholders for the balance of the term for the class in each case to which they were elected by the Board.

        Set forth below is a brief biography of the current members of the Board of Directors other than the directors proposed for election. The biographies of those directors nominated for election are provided beginning on page 13.

        Neil R. Austrian.    Class I—Term expires 2010

        Mr. Austrian has served as a Director and as Chair of the Nominating and Corporate Governance Committee since December 2003. Since February 2008, Mr. Austrian has also served on the

Compensation Committee. Mr. Austrian is a private investor. He served as the interim Chairman and Chief Executive Officer of Office Depot, Inc. from October 2004 until March 2005 and continues to serve as a Director and a member of the finance committee. Mr. Austrian served as President and Chief Operating Officer of the National Football League from 1991 until 1999. Prior to that, he was a Managing Director of Dillon, Read & Co., Inc. from 1987 until 1991.

        Chase Carey.    Class III—Term expires 2009

        Mr. Carey has served as a Director and as the President and Chief Executive Officer of the Company since December 2003. Mr. Carey served as a Director of News Corporation from November 2004 until December 2007, and as Executive Director of The News Corporation Limited (the prior parent of the News Corporation group of companies), or TNCL, from 1996 until November 2004. Mr. Carey served a consultant to TNCL from 2002 to 2003 and as Co-Chief Operating Officer of TNCL from 1996 until 2002. Mr. Carey served as a Director, President and Chief Executive Officer of Sky Global Networks, Inc. from 2001 until 2002. Mr. Carey served as a Director of Fox Entertainment Group, Inc., or Fox Entertainment, from 1992 until 2002 and served as Co-Chief Operating Officer from 1998 until 2002. Mr. Carey was Chairman and Chief Executive Officer of Fox Television from 1994 until 2000. Mr. Carey was a Director of News America Incorporated from 1998 until 2002, President and Chief Operating Officer from 1998 until 2002 and Executive Vice President from 1996 to 1998. Mr. Carey served as a Director of STAR Group Ltd., or STAR, from 1993 until 2002, a Director of NDS Group, plc., or NDS, from 1996 until 2002 and a Director of Gemstar-TV Guide International, Inc. from 2000 until 2002. Mr. Carey was a Director of British Sky Broadcasting plc. from February 2003 until February 2008. Mr. Carey is a Trustee Emeritus of Colgate University.

        Charles R. Lee.    Class I—Term expires 2010

        Mr. Lee has served as a Director and a member of the Compensation Committee and Nominating and Corporate Governance Committee since December 2003 and Chairman of the Compensation Committee since February 2006. From April 2002 to December 2003, Mr. Lee served as the non-executive Chairman of Verizon Communications, Inc., or Verizon. From 2000 through 2002, Mr. Lee served as Chairman and Co-Chief Executive Officer of Verizon. Previously, Mr. Lee served as Chairman of the Board of Directors and Chief Executive Officer of GTE Corporation. Mr. Lee is also a Director of The Procter & Gamble Company, United Technologies Corporation, United States Steel Corporation and Marathon Oil Corporation. He also serves as Chairman of the audit committee for United States Steel Corporation and is a member of the audit committees of The Proctor & Gamble Company and Marathon Oil Corporation. Mr. Lee is a Trustee Emeritus and Presidential Councilor of Cornell University. He serves on the Board of Overseers for The Weill Cornell Medical College and is a member of the Business Council.

        Peter A. Lund.    Class III—Term expires 2009

        Mr. Lund has served as a Director of the Company and as a member of the Compensation Committee and the Audit Committee since 2000. Mr. Lund served as Chairman of the Compensation Committee from December 2003 to February 2006. Mr. Lund is a private investor and media consultant. Mr. Lund served as President and CEO—CBS, Inc., and President and CEO—CBS Television and Cable from October 1995 to June 1997. In a career spanning 20 years at CBS, Mr. Lund held numerous positions, including President—CBS Broadcasting Group, President—CBS Sports, President—CBS Television Stations and President—CBS Television Network. Mr. Lund is a Director and member of the audit committee of Crown Media Holdings, Inc. and a Director and member of the audit committee and compensation committee of Emmis Communications Corporation.

        Haim Saban.    Class III—Term expires 2009

        Mr. Saban has served as a Director of the Company since December 2004 and serves as a member of the Compensation Committee. Mr. Saban has served as Chairman and Chief Executive Officer of Saban Capital Group, Inc. since 2003 and as Chairman and CEO of Saban Music Group, Inc. since 2001. Mr. Saban served through February 2007 as Chairman of the Supervisory Board of ProSiebenSat.1 Media AG and currently is a member of the Board of Directors of Television Francaise 1. Mr. Saban is Chairman of the Board of Univision and Chairman of the Board of Broadcast Media Partners, Inc., which owns a controlling interest in Univision, since April 2007. Mr. Saban previously served as Chairman and Chief Executive Officer of Fox Family Worldwide from 1997 to 2001.

COMMITTEES OF THE BOARD OF DIRECTORS

Nominating And Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently has four members all of whom are independent directors. The Nominating and Corporate Governance Committee met two times in 2007. Ms. Newcomb was elected to the Nominating and Corporate Governance Committee in February 2008. The Nominating and Corporate Governance Committee is responsible for taking a leadership role in shaping the corporate governance of the Company and is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and to periodically review and recommend changes to those guidelines, including an annual review of the Company's Code of Ethics and Business Conduct and the Company's Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers. It also researches and recommends candidates for membership on the Board, considers whether to nominate incumbent members for reelection, makes recommendations to the Board as to the determination of director independence and recommends to the Board retirement policies for directors. The Nominating and Corporate Governance Committee also makes recommendations concerning committee memberships, rotation, and chairs, and sets the agendas for the executive sessions of the independent directors. The current charter of the Nominating and Corporate Governance Committee may be accessed on the Company's website at www.directv.com/investor. A paper copy of the charter may be obtained by contacting the Corporate Secretary as provided on page 68.

        Membership: Neil R. Austrian, Chair; Ralph F. Boyd, Jr.; Charles R. Lee; Nancy S. Newcomb

Audit Committee

        The Audit Committee currently has four members all of whom are independent directors. The Audit Committee met five times in 2007. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities for the financial reports and other financial information provided by the Company to the stockholders and others, the Company's system of internal controls, the Company's compliance procedures for the employee code of ethics and standards of business conduct and the Company's audit, accounting and financial reporting processes generally, and to review and decide upon proposed transactions with related parties. The Board has determined that both Mr. Cornelius and Ms. Newcomb are qualified to serve as the Audit Committee's financial experts and each satisfies the standard for "audit committee financial expert" under the Sarbanes-Oxley Act of 2002. The current charter of the Audit Committee may be accessed on the Company's website at www.directv.com/investor. A paper copy of the charter may be obtained by contacting the Corporate Secretary as provided on page 68.

        Membership: James M. Cornelius, Chair; Ralph F. Boyd, Jr. Peter A. Lund; Nancy S. Newcomb

Compensation Committee

        The Compensation Committee

  •
  Determines the compensation of the Chief Executive Officer and other elected officers of the Company,

  •
  Approves and is responsible for all equity-based compensation plans,

  •
  Presents the results of its decisions regarding the Chief Executive Officer's and other elected officers' compensation to the Board and also reviews and approves the executive officer compensation discussion and analysis for presentation to the Company's stockholders in the annual proxy statement,

  •
  Is responsible for the development of retention, termination and severance policies and procedures for elected officers,

  •
  Reviews the compensation of directors for service on the Board and its committees and recommends changes in compensation to the Board,

  •
  Periodically reviews its charter and recommends any proposed changes to the Board for approval.

        The current Charter of the Compensation Committee may be accessed on the Company's website at www.directv.com/investor. A paper copy of the Charter may be obtained by contacting the Corporate Secretary as provided on page 68.

        Except for the standard compensation received in connection with service on the Board and its committees, the members of the Compensation Committee are not eligible to participate in any of the compensation plans or programs that it administers.

        Under the Company's governance guidelines, the Compensation Committee consists of three or more directors appointed to the Compensation Committee by the Board of Directors. The Compensation Committee currently has four members, each of whom the Board has determined to be an independent, non-employee or outside director under the Company's By-Laws, applicable NASDAQ rules, Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code of 1986 as amended from time to time, or the Code.

        The Compensation Committee may delegate its authority to subcommittees or the Chairman of the Compensation Committee with the authority to act on the Compensation Committee's behalf. The Compensation Committee has delegated authority over the granting and administration of stock-based awards, other than awards to elected officers, to the Special 2004 Stock Plan Committee, which currently consists solely of the Chief Executive Officer. As successor administrator of the previous Hughes Electronics Incentive Plan, the Compensation Committee has delegated certain administrative authority over outstanding stock awards to executives and managers other than elected officers to a committee consisting of the Chief Executive Officer and the senior executive for Human Resources.

        The Compensation Committee met eight times in 2007. Mr. Austrian was elected to the Compensation Committee in February 2008 and attended one meeting of the Compensation Committee in 2007 as a guest. Executive sessions without members of management present are held when appropriate and at least once each year.

        Membership: Charles R. Lee, Chair; Neil R. Austrian, Peter A. Lund; Haim Saban.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes. The term of the members in Class II expires on the date of the Annual Meeting. The term of the members of Class I expires on the date of the 2010 annual meeting and the term of the members of Class III expires on the date of the 2009 annual meeting. Messrs. Malone and Maffei were elected by the Board to fill two of the three vacancies created by the resignations of K. Rupert Murdoch, Peter Chernin and David DeVoe. Mr. Malone filled a vacancy in Class II. Mr. Maffei filled a vacancy in Class I and, if elected, his term will expire on the date of the 2010 annual meeting. You will be voting only on the election of nominees to serve as members of Class II, as well as Mr. Maffei, who is in Class I but is subject to election at this meeting in accordance with the Certificate of Incorporation. There are five nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        Each nominee has consented to serve if elected. The Board has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board.

        The following table sets forth certain information with respect to the individuals nominated and recommended to be elected by the Board and is based on the records of the Company and information furnished to it by such persons. Please refer to the table titled "Security Ownership of Directors, Named Executive Officers and Certain Other Beneficial Owners" for information pertaining to stock ownership by the nominees.

Name of Nominee	Age	Position
Ralph F. Boyd Jr.	51	Executive Vice President/Community Relations, Federal Home Loan Mortgage Company
James M. Cornelius	64	Chairman and Chief Executive Officer, Bristol-Myers Squibb Company
Gregory B. Maffei	47	President and Chief Executive Officer, Liberty Media Corporation
John C. Malone	67	Chairman, Liberty Media Corporation
Nancy S. Newcomb	63	Retired Senior Corporate Officer, Citigroup, Inc.

Biographical Information

        Ralph F. Boyd, Jr.    Class II—Term expires 2008

        Mr. Boyd has served as a Director of the Company and as a member of the Company's Audit Committee and the Nominating and Corporate Governance Committee since December 2003. Since February 2005, Mr. Boyd has served as the Executive Vice President/Community Relations of the Federal Home Loan Mortgage Corporation, or Freddie Mac, the Chairman, President and CEO of the Freddie Mac Foundation, and a Director of the Home Ownership Funding Corporation I and II, two real estate investment trust affiliates of Freddie Mac. Prior to that, Mr. Boyd was the General Counsel of Freddie Mac from April 2004 to February 2005. From 2003 through March 2004, Mr. Boyd was a senior litigation partner in the Washington, D.C. office of the law firm of Alston & Bird, LLP. Mr. Boyd was an Assistant Attorney General of the United States for Civil Rights in the U.S. Department of Justice from 2001 until 2003 and a trial partner with the Boston law firm of Goodwin Procter LLP from 1997 until 2001. Mr. Boyd also served as an Assistant U.S. Attorney in the Criminal Division of the Boston U.S. Attorney's Office from 1991 until 1997. From January 2004 to November

2006, he was the United States Member to the United Nations Human Rights Commission's Committee on the Elimination of All Forms of Racial Discrimination. He currently serves as a Trustee, Audit Committee Chair and member of the Investment Committee of the National Housing Partnership Foundation.

        James M. Cornelius.    Class II—Term expires 2008

        Mr. Cornelius has served as a Director of the Company since 2000 and has served as Chairman of the Company's Audit Committee since 2003. He served as a member of the Compensation Committee from 2000 to 2003. Mr. Cornelius has served as the Chief Executive Officer since September 2006, and as the Chairman since February 11, 2008, of Bristol-Meyers Squibb where he has served as a Director since January 2005. From November 2005 to April 2006, Mr. Cornelius served as the Chairman of the Board and Chief Executive Officer of Guidant Corporation, where he served as a Non-Executive Chairman from 2000 to November 2005 and a Director since 1994. Previously, he served as Executive Chairman of Guidant Corporation from 1995 until 2000. Mr. Cornelius is also a Director and Chairman of the compensation committee and a member of the audit committee of Given Imaging Ltd.

        Gregory B. Maffei.    Class I—Term expires 2010

        Mr. Maffei has served as a Director of the Company since February 27, 2008, when he was appointed to the Board to fill the vacancy created by the resignation of Mr. K. Rupert Murdoch. Mr. Maffei has served as the Chief Executive Officer, President and a Director of Liberty Media Corporation since March 2006, Chief Executive Officer and President of Liberty Media LLC since February 2006 and a Director of Liberty Media LLC from November 2005 to May 2006. Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation from June 2005 until November 2005. Mr. Maffei served as Chairman and Chief Executive Officer of 360networks Corporation from January 2000 until June 2005. Previously, Mr. Maffei was Chief Financial Officer of Microsoft Corporation and Chairman of the Board of Expedia, Inc. Mr. Maffei serves as a Director of Electronic Arts, Inc.

        John C. Malone—Class II—Term expires 2008

        Mr. Malone has served as the Chairman of the Board and a Director of the Company since February 27, 2008, when he was appointed by the Board to fill the vacancy created by the resignation of Mr. David DeVoe. Mr. Malone has served as Chairman of the Board of Directors of Liberty Media Corporation since March 2006. He has been Chairman of the Board and a Director of Liberty Media LLC from 1990 to May 2006 and Chief Executive Officer of Liberty Media LLC from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc., or TCI, from November 1996 to March 1999; and Chief Executive Officer of TCI from January 1994 to March 1997. Mr. Malone is Chairman of the Board of Liberty Global, Inc., Chairman of the Board and Chief Executive Officer of Discovery Holding Company and a Director of IAC/InterActiveCorp and Expedia, Inc.

        Nancy S. Newcomb.    Class II—Term expires 2008

        Ms. Newcomb has served as a Director of the Company and a member of the Audit Committee since February 2006. Since February 2008, Ms. Newcomb has also served on the Nominating and Corporate Governance Committee. Ms. Newcomb served as a senior corporate officer, risk management, of Citigroup, Inc. from May 1998 until April 2004. She served as a customer group executive of Citicorp (the predecessor corporation) from December 1995 to April 1998, as a division executive, Latin America, from September 1993 to December 1995 and as the principal financial officer responsible for liquidity, funding and capital management from January 1988 to August 1993. Ms. Newcomb currently serves as a Director of Moody's Corporation and Sysco Corporation. Ms. Newcomb is also a member of the Governing Council of the Van Leer Group Foundation, the Netherlands.

The Board of Directors recommends that the stockholders vote "FOR" the election of each of the nominees named above for election to the Board of Directors.

EXECUTIVE OFFICERS

        The names and ages of the executive officers of the Company as of April 4, 2008 and their positions with the Company are as follows:

Executive Officers	Age	Position
Chase Carey	54	President and Chief Executive Officer
Bruce B. Churchill	50	Executive Vice President, President and Chief Executive Officer of DIRECTV Latin America, LLC and President—New Ventures
Larry D. Hunter	57	Executive Vice President, Legal, Human Resources and Administration, General Counsel and Secretary
Michael W. Palkovic	50	Executive Vice President—Operations
Romulo Pontual	48	Executive Vice President and Chief Technology Officer
Patrick T. Doyle	52	Senior Vice President and Chief Financial Officer
J. William Little	38	Senior Vice President and Treasurer
John Murphy	39	Senior Vice President, Controller and Chief Accounting Officer

        The Board of Directors elected each of the above executive officers. Executive officers of the Company serve at the discretion of the Board of Directors and may be removed at any time by the Board with or without cause.

        Bruce B. Churchill.    Mr. Churchill has served as the Executive Vice President of the Company, President—New Ventures and as President of the DIRECTV Latin America business since January 2004. He served as Chief Financial Officer of the Company from January 2004 until March 2005. Prior to joining the Company, Mr. Churchill served as President and Chief Operating Officer of STAR, a position he held beginning in May 2000. Previously, he served as the Deputy Chief Executive Officer of STAR since 1996. Prior to joining STAR, Mr. Churchill served as Senior Vice President, Finance at Fox Television.

        Larry D. Hunter.    Mr. Hunter has served as Executive Vice President, General Counsel and Corporate Secretary of the Company since January 2004. He served as Senior Vice President from June 2001 to January 2004 and as General Counsel since December 2002. He was named Associate General Counsel in June 2001 and was named Corporate Vice President in August 1998. Mr. Hunter served as Chairman and Chief Executive Officer of DIRECTV Japan from 1998 until 2001.

        Michael W. Palkovic.    Mr. Palkovic has served as the Executive Vice President—Operations since October 2007. He served as Chief Financial Officer of the Company from March 2005 to October 2007. He served as Senior Vice President of the DIRECTV U.S. business from December 2000, was promoted to Executive Vice President in February 2004 and served as the Chief Financial Officer of the DIRECTV U.S. business from July 2001 to October 2007. Mr. Palkovic joined the Company in 1996 and prior to that held various positions at Times Mirror Cable Television.

        Romulo Pontual.    Mr. Pontual has served as Executive Vice President and Chief Technology Officer of the Company since January 2004. Prior to joining the Company, Mr. Pontual served as Executive Vice President, Television Platforms, at News Corporation since 1996.

        Patrick T. Doyle.    Mr. Doyle has served as Senior Vice President and Chief Financial Officer of the Company since October 2007. He served as Treasurer, Controller and Chief Accounting Officer of the Company from June 2001 to October 2007. He was appointed Corporate Vice President and

Controller in July 2000 and Treasurer in June 2001. Previously, Mr. Doyle served as Vice President, Taxes from October 1996 to July 2000 and was given the additional responsibility of Corporate Development in June 1997.

        J. William Little.    Mr. Little currently serves as Senior Vice President, Treasurer and Business Development. He served as Vice President Business Development from August 2004 to June 2007. Prior to joining the Company, Mr. Little was a Vice President in the Investment Banking Division of Merrill Lynch & Co., where he served from 2000 to 2004. Previously, he held various positions at Lazard Fréres and Donaldson, Lufkin & Jenrette.

        John F. Murphy.    Mr. Murphy currently serves as Senior Vice President, Controller and Chief Accounting Officer of the Company. He served as Vice President & General Auditor from October 2004 to November 2007. Previously, Mr. Murphy served as Vice President—Finance and Emerging Businesses for Experian Group Ltd. Mr. Murphy was head of internal audit activities at International Rectifier, JDS Uniphase, and Nestle USA.

SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS,
AND CERTAIN OTHER BENEFICIAL OWNERS

        The beneficial ownership as of April 4, 2008 of Common Stock for each current director and nominee for director, each named executive officer, and all current directors and officers as a group are shown in the following table. Each of the individuals listed below, as well as all of the current directors and officers as a group, own less than 1% of the outstanding shares and voting power of Common Stock.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Shares Beneficially Owned		Deferred Stock Units(2)		Stock Options(3)
Neil R. Austrian	10,000		7,960	(4)	0
Ralph F. Boyd, Jr.	17,960		0		0
Chase Carey	731,632	(5)	0		1,714,013
James M. Cornelius	172,352		7,984	(6)	7,775	(6)
Charles R. Lee	50,000		7,960	(4)	0
Peter A. Lund	17,960		12,334	(6)	5,000	(6)
Gregory B. Maffei	0	(7)	0		0
John C. Malone	0	(7)	0		0
Nancy S. Newcomb	17,960		0		0
Haim Saban	4,000	(8)	11,960	(5)	0
Bruce B. Churchill	26,664	(5)	0		0
Patrick T. Doyle	48,106	(5)	0		307,000
Larry D. Hunter	71,841	(5)	0		525,000
Michael W. Palkovic	12,529	(5)	0		143,000
All Directors and Executive Officers as a group (17 persons)	1,211,758	(5)	48,198		2,701,788

(1)
This table does not include any shares of Common Stock that may be held by pension and profit-sharing plans of other corporations or endowment funds of education and charitable institutions for which various directors and executive officers may serve as directors or trustees. The address for all directors and executive officers of the Company is c/o The DIRECTV Group, Inc., 2230 E. Imperial Highway, El Segundo, CA 90245. Unless otherwise indicated, beneficial ownership of Common Stock represents both sole voting and sole investment power.

(2)
Does not include unvested and undistributed restricted stock units.

(3)
Includes all options exercisable, whether or not having current value, within 60 days of April 4, 2008.

(4)
Issued under The DIRECTV Group, Inc. Deferred Compensation Plan for Non-Employee Directors.

(5)
Includes shares held in trust by State Street Bank and Trust Company, as Trustee of the DIRECTV Thrift and Savings Plan as of April 4, 2008. Shares are owned pursuant to a Rule 16b-3 exempt employee savings plan.

(6)
Issued under the Hughes Electronics Corporation Plan for Non-Employee Directors.

(7)
Mr. Maffei is President and Chief Executive Officer, and Mr. Malone is Chairman, of Liberty Media Corporation which beneficially owns approximately 48% of the outstanding Common Stock of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Federal securities law requires that directors and certain officers of the Company report to the SEC and the Company, within certain periods, how many shares of the Company's equity securities they own and if they conducted any transactions in that stock. Based upon information furnished by these stockholders, the Company believes that all required filings for 2007 were made in a timely manner.

CERTAIN BENEFICIAL OWNERS

        The following table gives information about each entity known to the Company to be the beneficial owner of more than 5% of Common Stock as of April 4, 2008. The shares listed below do not include the Common Stock held by the pension or profit sharing plans of any other corporation or other entity, or of any endowment funds of an educational or charitable institution of which a director or executive may serve as a director or trustee.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112	548,720,752	(2)	47.92%
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, TN 38119	76,296,722	(3)	6.6%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	73,477,042	(4)	6.4%

(1)
Based upon 1,145,035,593 shares outstanding plus 2,701,788 shares representing all options that may be exercised within 60 days of April 4, 2008, whether or not having current value.

(2)
Information based on Forms 3 and 4 filed by stockholder with the Securities and Exchange Commission on March 7, and April 4, 2008. The reports state that the shares are held of record by wholly-owned subsidiaries of Liberty Media Corporation, the reporting person. The reports further state that the reporting person has sole voting and dispositive power as to all reported shares.

(3)
Information based solely on Schedule 13G filed by stockholder with the SEC on February 13, 2008, which reflects ownership of a group consisting of Southeastern Asset Management, Inc., and Mr. O. Mason Hawkins, Chairman of the Board and CEO of Southeastern Asset Management, Inc.. The report states that the shares reported are owned legally by the investment advisory clients of Southeastern Asset Management, Inc., and none are owned directly or indirectly by Southeastern Asset Management, Inc. The report further states that it is also being filed by Mr. Hawkins in the event that he could be deemed to be a controlling person of Southeastern Asset Management, Inc., as a result of his official positions with or ownership of its voting securities. The report expressly disclaims the existence of such control and states that Mr. Hawkins does not own directly or indirectly any of the securities covered by the filing of the report. At December 31, 2007, Southeastern Asset Management, Inc., reported sole power to vote or direct the vote of 45.234,621 shares, shared the power to vote or direct the vote of 22,810,900 shares and had no power to vote 8,251,201 shares (which does not include 904,600 shares held by completely non-discretionary accounts over which the reporting parties have neither voting nor dispositive power and for which the reporting parties disclaim beneficial ownership). At December 31, 2007, Southeastern Asset Management, Inc. reported sole power to dispose or direct the disposition of 53,453,714 shares, shared power to dispose or to direct the disposition of 22,810,900 shares and no power to dispose or direct the disposition of 32,108 shares (which does not include 904,600 shares held by completely non-discretionary accounts over which the reporting parties have neither voting nor dispositive power and for which the reporting parties disclaim beneficial ownership).

(4)
Information based solely on Schedule 13G filed by stockholder with the SEC on February 5, 2008, which reflects ownership of a group consisting of Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited, as of December 31, 2007. The filing states that the shares reported are held by the company in trust accounts for the economic benefit of the beneficiaries of the accounts. Barclays Global Investors, NA has sole voting power over 47,425,907 shares and sole dispositive power over 55,925,767 shares, Barclays Global Fund Advisors has sole voting and dispositive power over 4,594,810 shares, Barclays Global Investors, Ltd. has sole voting over 7,297,638 shares and dispositive power over 8,997,836 shares, Barclays Global Investors Japan Trust and Banking Company Limited no longer has any beneficial ownership in the Company and Barclays Global Investors Japan Limited has sole voting and dispositive power over 2,986,034 shares.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This compensation discussion and analysis, or CD&A, has been reviewed by and approved for inclusion in this proxy statement by the Compensation Committee, or the Committee. Although this CD&A expresses the views and input of both the Committee and management of the Company, references to "we," "us" and "our" refer to the Company.

        This report addresses:

  •
  Our compensation objectives and the elements of compensation that are used to achieve those objectives,

  •
  Our performance in 2007 and the effect that performance had on the incentive programs, and

  •
  How we paid the named executive officers for their performance in 2007.

        The named executive officers are Chase Carey, Patrick Doyle, Bruce Churchill, Michael Palkovic and Larry Hunter. A brief biography of Mr. Carey is provided on page 10 and for each of the other executive officers on page 15.

Summary of 2007 Compensation Payments

        The compensation programs for the named executive officers are intended to support the achievement of annual and longer-term business goals that are expected to enhance the value of the Company for stockholders. Consistent with that objective, the two dominant components of the named executive officers' compensation are a performance-based annual cash bonus and performance-based long-term stock grants.

        In reviewing our 2007 performance, the Committee determined that for the 2007 annual bonus program we exceeded the applicable annual performance measure for funding under the Executive Officer Cash Bonus Plan and generally performed well against other performance measures. For the 2005-2007 stock-based performance plan ending in December 2007, the Committee determined that we met some but not all of our aggressive goals. The Committee's compensation consultant determined that the Company had performed above the median of our peer group in revenue growth and in the top quartile for growth of earnings before interest, taxes, depreciation and amortization, or EBITDA, free cash flow growth, earnings per share growth, total shareholder return and change in market capitalization. After reviewing these achievements and other factors discussed below, the Committee approved (i) bonuses slightly above target levels, (ii) issuance of the shares (at 78.7% of target) in the 2005-2007 performance-based stock program, and (iii) issuance of shares to the Chief Executive Officer in respect of his 2004 performance-based stock award (at 100% of target).

        In terms of pay for performance, we believe that the 2007 compensation payments were aligned with the Company's performance.

What are the objectives of the compensation programs? What are the compensation programs designed to reward?

        The named executive officers earn compensation consisting of base salary, an annual performance-based bonus, long-term performance-based incentives (usually denominated in shares of stock) and employee benefits.

        The objectives of our compensation program are to:

•	Support the business strategy	•	Focus on long-term growth and creating
•	Balance short- and long-term focus		value for shareholders
•	Pay for performance	•	Pay competitively

        The base salary, bonus and stock incentive compensation programs are intended to support these objectives. Further, we believe that, if we design the compensation programs well, we will attract and retain an excellent management team that has key attributes such as business acumen, industry experience, personal integrity, the ability to recognize and make the most of the talent within the Company, and is motivated to work as a team and achieve results.

        A significant portion of the executives' compensation is expected to be paid in shares of stock through long-term incentive plans in order to directly align the management team's compensation with improving shareholder value. We have equity ownership guidelines that are applicable to all executives and are intended to encourage the executives to have significant equity at risk.

        Employee benefits provide protection against loss of income (for example, disability and life insurance plans), significant health and wellness expenses (medical plans) and to provide post-retirement income (savings and pension plans).

What process does the Compensation Committee generally follow in determining executive compensation?

        As part of its processes and procedures, the Compensation Committee, with assistance from independent advisors and Company personnel,

  •
  Reviews the peer group of companies to benchmark Company performance and executive officer compensation,

  •
  Reviews executive officer compensation to ensure that a significant portion is performance-based to create incentives for above-target performance and consequences for below-target performance,

  •
  Reviews tally sheets of total compensation and benefits for each executive officer to ensure the Committee understands all aspects of each executive officer's total compensation,

  •
  Approves incentive plans' performance targets, which are linked to Company performance,

  •
  Confirms with the Committee's independent compensation consultant that total compensation paid to the Chief Executive Officer and the other executive officers is appropriate based on the Company's performance relative to that of the peer group as measured by financial metrics, including stockholder returns, over one-year and longer periods, and

  •
  Approves base salary adjustments and also approves annual and long-term incentive award payouts for each year based on actual performance achieved relative to the pre-established performance targets and evaluation of individual performance.

        To obtain access to independent compensation data, analysis and advice, the Committee retained the services of a compensation consultant that is hired by and reports to the Committee. The consultant is Watson Wyatt Worldwide, or the Consultant. The Committee retained the Consultant in 2004 and has maintained the relationship since then. Committee members can engage or initiate contact with the Consultant and have direct access to the Consultant without management involvement. The Consultant attends meetings as appropriate at the invitation of the Committee and representatives of the Consultant attended all Committee meetings in 2007.

        Although the Committee receives information and recommendations regarding the design and level of compensation of our executive officers from both the Consultant and management, the Committee makes the final decisions as to the plan design and compensation levels for the named executive officers.

        The Consultant meets with Company management, including the Chief Executive Officer, from time to time, particularly when changes are contemplated to the bonus or stock incentive plans. The Consultant provides information and insight as to relevant plan design trends in general industry or among the peer group. The Consultant obtains information from Company management with regard to such matters as the Company's performance and performance of individual executive officers, business strategy and overall compensation plan design.

        Examples of projects that the Committee assigns to the Consultant include:

  •
  Analyze and advise on the composition of the peer group of companies,

  •
  Analyze and advise on the levels of executive compensation as compared to general market and peer group compensation data,

  •
  Analyze and advise on proposed employment agreements or other compensation programs or changes to existing programs, including the links between pay and performance,

  •
  Discuss trends and best practices in compensation design and disclosure, and

  •
  Assist in designing compensation governance policies.

        The Consultant may have other relationships with the Company, so long as those relationships do not interfere with its ability to provide independent advice. To ensure independence of the Consultant, the Committee annually reviews all other services performed by the Consultant for the Company and we minimize such other work. In 2007, the Consultant provided services only to the Committee and none to the Company. We purchased compensation survey reports from Watson Wyatt Worldwide on the same basis as its other clients; fees for the survey reports totaled less than $10,000.

        The Committee retained Simpson Thacher & Bartlett LLP as independent legal counsel in 2007 to assist in the preparation of our Chief Executive Officer's new employment and stock grant agreements. Simpson Thacher & Bartlett LLP also performed services as independent counsel for another committee of the Board of Directors in 2007, but provided no other services to the Company nor did the Company have any relationship with such firm prior to its engagement by such committees.

What role do executive officers have in determining executive compensation?

        Three executives attend all Committee meetings and periodically provide input: Mr. Carey, Mr. Hunter and Ms. Irene McKenna, Vice President, Compensation and Benefits. In addition, the Chief Financial Officer, the Senior Vice President, Human Resources and the Senior Vice President of Investor Relations and Financial Planning assist the Company to develop recommendations for the annual and long-term incentive compensation plans. In particular, the executives recommend to the Committee specific plan design, performance measures and target levels of performance that are intended to be consistent with the short and long-term business plans that the Company presents to the Board of Directors.

        To assist the Committee to determine annual base salaries, final bonus payouts, final stock plan payouts and whether to exercise its discretion to reduce bonuses or stock payouts from the maximum payments determined under those plans, the Chief Executive Officer provides the Committee with:

  •
  An assessment of the performance of the business over the past calendar year including discussion of various business metrics and the performance of each business unit and the primary operating functions of the Company,

  •
  An assessment of individual performance of each named executive officer, and

  •
  Specific recommendations as to the level of the compensation to be paid to each other executive officer.

What are the elements of compensation? Why does the Company choose to pay these elements of compensation? How does each element and the Company's decisions regarding an element fit into the Company's overall compensation objectives and affect decisions regarding other elements?

        The key elements of compensation for the executive officers are a base salary, an annual bonus paid in cash and a long-term incentive award denominated and usually paid in shares of Company stock. The executive officers are also eligible for certain other benefits and perquisites that are intended to be a part of a competitive compensation package that provides health, welfare, savings and retirement programs comparable to those provided to employees and executives at other companies in our industry. Some elements of compensation are related, meaning that the value of one element affects the value of another element. Increasing base salary increases target bonus opportunities, savings, pension and disability benefits. Increasing bonuses also increases pension and savings plan benefits, but long-term incentive awards are excluded from both of these plans.

        The purpose, key characteristics and target pay levels of each element of compensation are in the following table.

2007 SUPPLEMENTARY TABLE 1—ELEMENTS OF COMPENSATION

Pay Element	Description / Purpose	Characteristics	Target Pay Level
Base Salary	Compensate for day-to-day performance at the executive's level of responsibility based on the executive's skills, experience and accomplishments. Support attracting and retaining executive talent.	Fixed, paid in cash, short-term.	Approximately at or slightly above median of peer group.
Annual Bonus	Motivate and reward current year results by aligning efforts across the Company to achieve specific measurable results.	Variable with performance, paid in cash, short-term.	Combined base salary and target bonus approximately at median of peer group (or above or below based on performance).
Long-term Incentives	Motivate and reward long-term results, typically over three years, by aligning efforts to achieve specific measurable results and increase the market price of the Company's Common Stock.	Variable with performance, paid in stock, long-term.	Combined base salary, target bonus and target long-term incentives approximately at median of peer group (or above or below based on performance).
Employee Benefits(1)
	Protect against catastrophic expenses and loss of income (health, disability and life insurance plans) and provide retirement income (savings and pension). Benefits are provided to executives on the same basis as all other employees.	Fixed, indirect compensation: health, short- and long-term disability plans, life insurance, savings and retirement plans.	Combined value approximately at the median of general industry.
Perquisites	Assist in attracting and retaining executive talent at a practical value for the Company.	Fixed, indirect, short-term.	Approximately at or below median of general industry.
Post-Termination Compensation
	Provide the basis for rapid transition out of the Company that is fair to the executive and to the Company by providing temporary income following an executive's involuntary termination (other than for cause).	Both fixed and variable elements, both cash and stock-based.	Approximately at median of peer group.

(1)
The benefit plan descriptions in this proxy statement and accompanying the following tables provide an explanation of the major features of our employee benefit plans. These plans are administered and governed at all times by the official plan documents and the descriptions in the proxy statement of these plans are qualified in their entirety by reference to the applicable document. The Company reserves the right to amend, suspend or terminate the plans completely or in part at any time and for any reason. Stockholders may request a copy of a plan document by contacting the Corporate Secretary as provided on page 68.

Does the Company benchmark total compensation or any material element of compensation?

        The Committee annually evaluates pay practices among a peer group of companies to help set the level of the primary compensation elements of the executive officers' compensation—base salaries, annual bonuses and long-term incentives—and the relative proportions of those elements.

        We review the list of companies in the peer group periodically. The current list was last revised in 2007. The Consultant developed the list, focusing on companies in the entertainment, content development and distribution industries and incorporated suggestions from management and the Chairman of the Compensation Committee. The selected peer companies fall within a range (both above and below the Company) of comparison factors such as revenue, market capitalization and net income; thus, certain companies that were significantly larger or smaller than the Company were excluded from the final list.

        The 20 companies in the peer group for 2007 were:

Alltel Corp. British Sky Broadcasting Cablevision Systems CBS Corporation Charter Communications Clear Channel Communications Comcast	EchoStar Communications Gannet Co. Liberty Media Corporation News Corporation Qwest Communications International Sirius Satellite Radio	Sprint Nextel Corp. Time Warner, Inc. Tribune Co. Univision Communications, Inc. Viacom, Inc. Walt Disney Co. XM Satellite Radio

How does the Committee determine the amount to pay for each element of compensation? What other information does the Committee consider when making executive compensation decisions?

        The Committee believes that it should regularly adapt the compensation programs to respond to the competitive environment and provide the motivational value for executives to remain with the Company, develop new profitable entertainment and services for customers and increase the value of the Company to stockholders.

        In setting executive compensation levels, the Committee considers a number of sources of information, including internal and peer group compensation data, and uses various analytical tools. These include tally sheets that (i) summarize the value of each element and the total of an executive's compensation over the current and prior years, (ii) show current and potential stock holdings and incentive compensation denominated in stock, and (iii) show amounts payable upon termination of employment including elements such as pensions and savings that have accumulated over a number of years. The Committee also considers the potential accounting and tax implications of its compensation decisions and, for stock-based compensation, the potential dilution to shareholders. The Committee considers other factors for each executive such as previous compensation, industry experience and achievements, and how the executive's skills and experience enable the successful achievement of our business plans.

        The total of an executive officer's base salary, target annual bonus and target long-term stock award is intended to be competitive with the pay levels of similar executives among our peer group of companies. By "competitive," we mean that the total annual cash compensation (consisting of base salary and annual bonus opportunity) and total direct compensation (consisting of total cash compensation and the value of long-term incentive compensation opportunity) for our named executive officers approximates median compensation levels when compared to historical information on the peer group, with the possibility of receiving above or below median compensation based on performance, particularly with respect to long-term compensation. In this connection, based on information provided by the Consultant, the Company believes that at-risk, performance-based long-term incentives comprise a larger proportion of our executive officers' total compensation package than is typical among the peer group and that the performance criteria used generally exceeds consensus analysts' forecasts. Consequently, we believe that this focuses the efforts of our executive officers in achieving business goals that are expected to increase the value of the Company for shareholders generally.

        No particular weight is given to any factor, although compensation data from the peer group is considered more relevant to our pay levels than other sources of information. In the end, the Committee relies on its judgment and experience to set compensation for each executive that is competitive with the peer group, fair internally and appropriate based on the Company's performance and on the executive's level of responsibility, experience and contribution to the success of the Company.

  What are the policies for allocating between long-term and currently paid out compensation? Between cash and non-cash compensation, and among different forms of non-cash compensation?

        The Committee has determined that the forms and relative proportions of an executive's direct compensation consisting of base salary, target annual bonus and target long-term incentive should take into consideration those among the peer group of companies. The Committee varies from these guidelines based on its assessment of an executive's experience and level of contribution to the Company's current and future success.

  How is long-term compensation allocated among different compensation elements and alternatives?

        The Committee has determined that a long-term incentive program should reward successful development and execution of business plans that are expected to increase the value of the Company's stock over time. The Committee recognizes that different forms of long-term incentive compensation, both cash-based and stock based, meet this objective and that the forms of incentive compensation may be used singly or in combination.

        Mix of Incentives.    The Committee uses a mix of incentives and allocates the target long-term incentive opportunity value between multiple forms of long-term incentives. This allows the Committee to:

  •
  Mix performance-based incentives with stock price appreciation or other objectives,

  •
  Balance different levels of upside opportunities and downside risks related to performance targets, and

  •
  Provide different forms of incentives with different time periods to achieve the performance objectives.

        For example, in 2007, for the Chief Executive Officer's new long-term equity incentive, approximately 50% of value was allocated to options and the remainder to performance-based restricted stock units, or RSUs. A stock option generally does not provide any value to the executive unless and until the market price of the stock increases, but provides greater upside potential than an equivalent-value restricted stock unit award. A performance-based RSU may provide some value to the executive even if the market price of the stock does not increase, but provides less upside potential than an equivalent-value stock option award. Also, depending on the Company's performance against the applicable performance measures, an RSU provides upside and downside unrelated to overall stock market performance which may affect the Company's stock price.

        Performance-Based Shares.    The Committee has determined that performance-based shares, a form of long-term incentive that is denominated and paid in shares of Company stock, meet compensation program objectives identified above by:

  •
  Awarding more or fewer shares compared to the initial target based on performance against one or more pre-set business performance measures, and

  •
  Increasing or reducing the potential value of the shares to be paid out based on the market price of the Company's stock.

        The Committee intends to use performance measures that, if achieved or exceeded, are expected to increase the value of the Company's stock. Thus, the value of the incentive awards to the executives increase by the achievement of the business measures or by increasing the value of the stock, and the value of the incentive awards decrease if business measures are not achieved or the stock price declines. The Company believes that the performance measures which have been established for performance-based share awards issued to executives are challenging and generally exceeded consensus analysts' expectations at the time the performance criteria were established by the Committee.

        Stock Options.    Stock options also meet the Committee's objectives. If the stock price remains unchanged or decreases, a stockholder retains some value in their investment, while the executive earns no value for the stock option. However, stock options provide significant upside opportunity, based solely on increases in the market price of the Company's stock.

        To ensure that the stock market price increase is sustained, the Committee restricts the ability of the executive to exercise the option and purchase the underlying shares by establishing vesting schedules that require the passage of time before the option is exercisable (e.g., vesting one-third of the options per year for three years). This feature also serves as a retention tool, since the options will generally terminate if the executive voluntarily ceases his employment or is terminated for cause.

How are specific forms of compensation structured and implemented to reflect performance?

        The Committee sets an individual executive's target compensation levels for annual bonuses and long-term incentive grants consistent with its objectives regarding compensation levels for similarly situated executives in the peer group. These target levels are reviewed annually and vary among executives based on the Committee's evaluation of the executive's skills, experience, past achievements, past compensation and potential for contributions to future Company success. The resulting target incentive levels for the named executive officers are shown in 2007 Supplementary Table 10 on page 36.

  What specific items of corporate performance are taken into account in setting compensation policies and making compensation decisions?

        The Committee uses a variety of internal and external measures to gauge the level of performance as it affects compensation decisions. The Committee evaluates the performance measures established in the short- and long-term incentive plans in the context of other performance measures over the same time periods. To balance the focus on achievement of internal measures, the Committee also gauges the Company performance as compared to the peer group. As appropriate, the Committee measures Company performance over one year (typically used for annual bonuses) or longer periods of time (typically used for long-term incentive programs).

        The Committee designed the bonus plan and long-term stock plan to use operational and financial performance measures over short-term (annual) and long-term performance periods, respectively. Operational measures have included net subscriber growth, churn and customer satisfaction. Financial measures have included subscriber acquisition costs, or SAC, per gross additional subscriber, pre-SAC margin improvement, growth of average revenue per unit (i.e., per subscriber), or ARPU, cash flow, free cash flow, free cash flow growth, growth in cash flow before interest and taxes, revenue growth,

OPBDA growth, total return to stockholders, return on investment, and earnings per share growth. The specific performance measures used in each of the current annual and long-term incentive plans are described in the 2007 Company Performance and Incentive Programs on page 31.

  How are specific forms of compensation structured and implemented to reflect the named executive officer's individual performance and/or individual contribution?

        The performance measures apply to all plan participants as a group, that is, no performance goal has been assigned to an individual. Individual performance is a factor in the Committee's exercise of discretion with respect to each executive officer's annual bonus, although the final bonus generally reflects overall Company performance and performance of the executive officers as a group, rather than individual performance. The Committee also evaluates Company and individual achievements and shortfalls beyond the specific performance measures. The Committee does this in order to determine whether the payouts from the incentive plans are appropriate or require downward adjustment.

        The Committee has not increased any final incentive award above the maximum amount provided for in the relevant plan or award, based in part on consideration of applicable tax consequences. However, the Committee retains the authority to determine that the formula-based amount does not adequately reflect actual achievement and may approve an additional payout separate from the incentive plan to reward such an achievement. Typically, the Committee exercises its discretion to decrease the compensation which could be paid under the annual bonus plan, and the exercise of discretion to reduce an annual bonus from the formula-based maximum value applies to all participants in the plan, resulting in final bonuses that are generally a similar percentage above or below the original target bonus amount with modest variations due to individual performance. Individual performance can be a factor in the Committee's exercise of its discretion to reduce a long-term stock award below the formula-based value, however, to date, the Committee has not done so.

Other Executive Compensation Policies

  How is the determination made as to when awards are granted, including awards of equity-based compensation such as options?

        The Committee intends to grant annual bonuses and/or annual long-term stock-based incentives to executives not more than once each year, typically during the first quarter of the calendar year. The value of the incentive awards will be set on the date of the grant or on a future date that is established on the date the awards are granted. As needed, for example, to recruit a new executive, long-term incentives would be awarded at the hire date with the value of the incentive award set on the date of the grant.

  What are the equity or other security ownership requirements or guidelines?

        Stock Ownership.    Stock ownership is an additional way to align the interests of the executive officers with those of our stockholders. Our guidelines cover all elected officers of the Company and, at subsidiaries, all executives with the title of Executive Vice President or higher. These executives are expected to acquire and maintain until termination of employment, shares of Common Stock or Common Stock equivalents equal in value to a multiple of the executive's base salary. The multiple for the Chief Executive Officer is six times base salary and the multiple for the other executive officers is two times base salary. Each executive has four years to attain the target ownership level. An executive may satisfy the requirement through direct purchase of shares or retention of shares acquired through stock option exercises or through the Company's savings plans or equity-based incentive plans. The value of unvested stock units and vested in-the-money stock options is reduced 50% as an approximation of shares that would be withheld for tax payments upon vesting or exercise. As of the date of this proxy statement, all the named executive officers meet or exceed the target ownership level.

        Insider Trading and Hedging.    Insider trading is illegal and hedging the economic risk of owning stock or receiving stock-based incentive compensation is contrary to the best interests of our stockholders. We maintain a policy that is applicable to all employees and bars insider trading and ownership of financial instruments or participating in investment strategies that hedge the economic risk of Company stock ownership. Executive officers generally are only permitted to trade shares of the Company's Common Stock during limited periods after public dissemination of the Company's annual and quarterly financial results. However, to permit our executive officers to prudently diversify their asset portfolio and to assure that granted stock options may be exercised before their scheduled expiration date consistent with our policies on insider trading, the Company permits our executives to enter into plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934. The General Counsel of the Company or his designee must approve such plans.

        Stock Usage.    The number of shares issued under the stock plan is monitored periodically by evaluating the annual number of shares awarded under incentive programs (also known as the run rate) and the potential dilution of stock ownership due to incentive awards accumulated over a period of time, both measures as compared to the peer group. Currently, both the run rate and dilution caused by stock based awards are significantly below the median of the peer group.

  What is the basis for selecting particular events as triggering payment with respect to any contract, agreement, plan or arrangement that provides for payment at, following or in connection with any termination or change-in-control?

        We have no individual agreements, arrangements or other programs in which additional compensation is paid upon entering into or completing a change-in-control of the Company, nor is additional compensation or severance payable in the event of termination of employment following a change-in-control of the Company beyond amounts otherwise payable upon termination of employment.

        The Company has entered into employment agreements with other severance compensation arrangements with some of the named executive officers. Based on research on the peer group and general industry conducted by the Consultant and the Committee's own experience, the Company believes that pre-established severance arrangements provide assurances of fair treatment to the executives and help retain key executives for the benefit of the Company. Such agreements support the development of an experienced management team and are competitive with practices among the peer group.

        The Committee has developed the following guidelines for the Company to limit compensation in severance agreements.

  •
  Although common in the entertainment industry, employment and severance agreements should be used only for a limited group of executives.

  •
  Termination of employment for cause should result in the forfeiture of all unpaid compensation, all unpaid cash or stock incentive compensation, and the Company may consider forfeiture of certain benefits that are not protected by federal or state law.

  •
  Death or disability should normally result in payment of compensation earned through that date, plus cash and stock compensation and other employee benefits under the terms and conditions of those plans.

  •
  Voluntary termination of employment or retirement should normally result in payment of compensation earned through that date, plus other vested employee benefits under the terms of the applicable plans and, in the case of retirement, accrued bonus and stock compensation under the terms of the applicable plans.

  •
  For involuntary termination of employment without cause, the value of cash severance arrangements should be limited to compensation normally payable through the end of the employment agreement, but generally not less than one year's base salary and target bonus. Stock compensation should follow the vesting rules set by the Committee in the stock grant's terms and conditions, although the Committee varies from this practice depending on the facts and circumstances. Employee benefits remain payable under the terms and conditions of the benefit plans.

  What are the factors considered in decisions to increase or decrease compensation materially?

        In evaluating changes in total direct compensation from year to year, the Committee typically avoids material changes in an individual executive's compensation opportunity unless there is a significant change in the executive's organizational responsibility or individual performance. Also, in the case of individual executives with employment agreements, the Committee evaluates whether significant changes should be made at or prior to the expiration of such agreements.

  Why is the Chief Executive Officer paid significantly more than other officers?

        Based on reports and analyses provided by the Consultant on the compensation of executives in the peer group, the Committee has noted that generally there is a significant difference in total targeted direct compensation between the chief executive officer, or CEO, and the second highest paid executive (or the other named executive officers as a group) within the peer group. This difference is explained by the scope of the CEO's responsibility and accountability for the overall performance of the company as compared to other executives. Other executives are responsible for significant aspects of company performance, reflecting their organizational responsibilities, but only the CEO is responsible for all aspects of company performance. Not all senior executives have the skills and experience to perform successfully as CEO, even though such senior executives may provide excellent performance in roles reporting to the CEO. The reduced number of potential CEOs adds significant upward pressure on CEO compensation.

        This difference is reflected in peer group compensation levels and, in turn, is a significant factor leading to the material difference in the level of the total targeted compensation of the Company's CEO as compared to the second highest paid named executive officer (or the other named executive officers of the Company as a group). Based on consideration of its compensation objectives, the information about the peer group and its own judgment and experience, the Committee believes that the difference in target pay between the Company's CEO and the other named executives is reasonable and appropriate.

  How are amounts from prior compensation periods considered in setting current elements of compensation?

        When setting each year's compensation targets for the executives, the Committee reviews prior bonuses and stock awards, which represent compensation for past achievements, and recent stock option exercises for each named executive officer. The Committee does not limit current bonus opportunities or long-term incentive opportunities based on previously awarded and accumulated compensation because it believes that an executive's incentive compensation should be linked to the executive's and Company's current and future performance and not based on or limited by accumulated compensation and incentive awards for past achievements.

        The Committee also reviews accumulated employee benefit values, but has not limited the value of employee benefit programs based on previously accumulated compensation. Employee benefit programs are intended to be a modest part of an executive's total compensation and these programs are generally provided to the executives on the same basis as all other employees. The pension and savings benefit programs credit base salary and annual bonuses for executives in the same manner as all other employees; long-term incentive awards (e.g., the value of stock options or stock awards) are excluded from crediting under these programs. As a practice, the Committee has not provided additional years of age or service credits under such benefit programs to any named executive officer.

  What are the policies regarding the adjustment or recovery of awards or payments if the performance measures upon which they are based are restated or adjusted in a manner that would reduce the size of an award or payment?

        If the Committee, in its discretion, determines that Section 304 of the Sarbanes-Oxley Act of 2002, or SOX, applies to any restatement of financial reports under securities laws, or that compensation may have been paid based on an incorrect statement of performance as measured under an incentive compensation or other program, the Committee will make the following determinations:

  •
  Whether to seek reimbursement of compensation that exceeds what would have been paid had the misstatements not occurred,

  •
  Which officers to pursue for such reimbursement,

  •
  Whether to seek to obtain reimbursement of all or only a portion of the excess compensation,

  •
  Whether additional actions are appropriate, including termination of employment of responsible executives.

        At this time, none of the employment agreements or outstanding incentive awards expressly permit the Company to obtain reimbursement of compensation previously paid to the named executive officers. However, all the outstanding performance-based share awards and bonuses permit downward adjustment, at the discretion of the Committee, at any time prior to issuance of the related shares or cash.

  What is the impact of the accounting and tax treatments of the particular form of compensation?

        The primary elements of executive compensation are generally considered taxable income to the executive and compensation expense to the Company when earned. However, under Section 401-K of the Code, which applies to the 401-K Plan, and Section 409A of the Code, which applies to the Excess Plan Savings Benefit, the Excess Pension Plan and the Executive Deferred Compensation Plan, executive and Company contributions to the plans are not treated as current income to the executive and the related income taxes are deferred until the amounts are paid out to the executive, typically upon termination of employment. Further, for tax purposes, the Company defers recognition of the compensation expense for the executives' contributions to the Section 409A plans until payout. For accounting purposes, we record compensation expense for RSUs and stock options on a straight-line basis over the service period of up to four years based upon the fair value of the award on the date approved, and adjusted for anticipated payout percentages related to the achievement of performance targets in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment," or SFAS No. 123R. For tax purposes, the compensation expense is recognized when the RSU is issued or the option exercised.

        The Committee has considered the potential impact of Section 162(m) of the Code on compensation decisions. Section 162(m) disallows a tax deduction by the Company for individual executive compensation exceeding $1 million in any taxable year for each of the chief executive officer and the other three highest compensated senior executive officers, excluding the chief financial officer. Performance-based compensation under a plan that is approved by the stockholders of the Company and that meets certain other technical requirements is excluded from the $1 million limitation. The annual bonus, the RSU and the stock option programs are intended to meet the performance-based compensation requirements, while base salary and perquisites do not. Based on these requirements, the Company has determined that it is entitled to a tax deduction for compensation paid to executive officers during 2007, other than the base salary and perquisites for Messrs. Carey and Churchill in excess of $1 million each.

        While accounting and tax treatment are relevant compensation issues, the Committee believes that stockholder interests are best served by not restricting flexibility in designing compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, compensation arrangements for certain elected officers that are not fully deductible have been considered by the Committee from time to time, and may be considered in the future. Also, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), we can give no assurance that compensation intended to satisfy the requirements for deductibility does, in fact, do so.

2007 COMPANY PERFORMANCE AND INCENTIVE PROGRAMS

        Performance is evaluated using a number of measures for the Company. For evaluation purposes through 2007, a number of performance measures were used in the annual bonus and long-term incentive plans as listed in 2007 Supplementary Tables 2 through 9 below. Pre-SAC margin improvement is defined as the year-to-year percentage point difference in the fraction determined by dividing (a) DIRECTV U.S. operating profit before depreciation and amortization, or OPBDA, for the year plus the aggregate amount of expensed SAC (as disclosed on the DIRECTV U.S. consolidated statement of operations) less the aggregate amount of depreciation associated with equipment capitalized for upgrades and retention for the year by (b) revenues for the year. For a more detailed discussion of some of these terms and performance measures and how they are calculated, please refer to The DIRECTV Group, Inc. Annual Report on Form 10-K, which is being provided to stockholders with this proxy statement.

        2007 Base Salary    The Committee reviews base salaries annually with reference to compensation data provided by the Consultant, internal compensation levels and the terms and conditions of each executive officer's employment agreement. Mr. Carey's increase was based on the change in the CPI in the New York City area in accordance with his employment agreement. Base salaries for the other named executive officers were increased effective January 2007 by approximately 6% on average over 2006. Base salaries for Messrs. Palkovic and Doyle were increased in October 2007 reflecting the significant changes in their responsibilities to Executive Vice President—Operations, and Chief Financial Officer, respectively. The 2007 base salaries are shown in Supplementary Table 10 on page 36.

        2007 Annual Performance and Bonuses.    For 2007 bonuses, the Committee established cash flow as the performance measure to establish maximum funding under the Executive Officer Cash Bonus Plan, or Bonus Plan, which is intended to be tax-deductible under Section 162(m) of the Code. The amount of cash flow of the Company required to meet the maximum funding was $750 million, and the resulting maximum funding under the Bonus Plan was $5 million for the Chief Executive Officer, and two times target bonus for each of the other named executive officers. Also, for each named executive officer, the Committee established a target bonus amount set as a percentage of such person's base salary, ranging from 65% to 150%, as specified in Supplementary Table 10 on page 36.

        In setting 2007 base salaries and target bonus funding levels, the Committee reviewed peer group information prepared by the Consultant and determined that the combined base salary and target bonuses were approximately at the target levels it had set for its compensation objectives.

        At year-end, the Committee determined that, with cash flow of $823 million, the 2007 target had been exceeded for purposes of funding the maximum amount of tax-deductible executive bonuses. The Committee evaluated the following performance factors in determining the actual bonuses paid:

  •
  The Committee assessed performance for net subscriber growth, churn, growth in ARPU, SAC, pre-SAC margin improvement, annual cash flow growth, annual OPBDA growth, annual revenue growth, each as measured in the RSU grant programs and shown in 2007 Supplementary Tables 2 through 9, and customer satisfaction as measured by regular surveys conducted by an independent market research company.

  •
  The Consultant advised the Committee that for the period 2004 to 2006, the Company had performed above the median of our peer group in revenue growth (that is, better than 50% of the peer group) and in the top quartile (that is, better than 75% of the peer group) for EBITDA growth, free cash flow growth, earnings per share growth, total shareholder return and change in market capitalization.

  •
  Mr. Carey participated in the Committee's discussion of the performance measures. In his assessment, most goals were achieved or exceeded and overall Company performance exceeded plans and expectations and was slightly above target. Mr. Carey also provided his assessment of the performance of the individual executive officers to be used in the Committee's determinations regarding bonuses and stock payouts.

        The Committee did not use a formula to determine the final 2007 bonuses nor was any particular weight given to any of the factors that were discussed and evaluated. The Committee determined that the Company had generally performed well against internal and external performance measures. In exercising its discretion, but without use of a formula, the Committee approved bonus amounts that exceeded each named executive officer's target bonus, but were less than the maximum funding permitted.

        Final bonuses for the named executive officers other than Mr. Carey ranged from 105% to 116% of target. For Mr. Carey, the Committee, without reliance on a formula, approved a final bonus of $4,200,000 or 126% of the target bonus reflecting the overall performance of the Company and his effective leadership of the executive team to improve performance at DIRECTV U.S. and DIRECTV Latin America, successfully expand HD channels, continue to expand the subscriber base and reduce churn. The final bonuses that the Committee approved are shown in 2007 Summary Compensation Table on page 37 in column (f) Non-Equity Incentive Plan Compensation.

        2007 Long-Term Performance and Stock Awards    The long-term incentive performance-based restricted stock unit grants are described in more detail following the 2007 Grants of Plan-Based Awards Table on page 41.

        2004-2007 RSU Grant to Mr. Carey.    In 2004, Mr. Carey was granted 1,300,000 performance-based RSUs. The performance period for Mr. Carey's 2004-2007 RSU grant was January 1, 2004 to December 31, 2007. RSUs are not earned or converted to shares of common stock until the end of the performance period. The Committee set annual performance targets and ranges in 2004 as shown in 2007 Supplementary Table 2. The maximum payout in shares of common stock was set at 100% of the RSU grant.

        At the end of each of 2004, 2005 and 2006, the Committee deferred interim performance decisions for this RSU grant. In August 2007, concurrently with the approval of Mr. Carey's new employment agreement, the Committee determined that the Company had achieved a performance factor of 1.254, or 125.4%, for 2004-2006 and allocated a weight of 75% (reflecting 3/4ths of the performance period). The Committee also determined that the Company's 2007 performance would be weighted 25% (reflecting 1/4th of the performance period) and would be added together with the 2004-2006 performance factor to determine final overall performance. For more detail concerning this calculation and Mr. Carey's new employment arrangements, refer to the Current Report on Form 8-K filed by the Company with the SEC on August 14, 2007. The 2007 performance is shown in 2007 Supplementary Table 3. The final combined performance factor was 1.0835 or 108.35%, which exceeded the maximum 100% payout. Consequently, the Committee approved issuance of 100% of the 1,300,000 shares of common stock, which are shown in the 2007 Option Exercises and Stock Vested Table on page 48.

2007 SUPPLEMENTARY TABLE 2—2004-2007 RSU GRANT TO CEO

Performance Measure	Weight	Annual Target	Performance Range	Performance Factor Range
Annual Net Subscriber Growth (millions)	20%	1.0 million	0 to 1.5 million	0 to 1.5
Average Annual Churn (%)	20%	17%	13% to 25%	0.6 to 1.2
Average Annual ARPU Growth (%)	20%	4%	0% to 6%	0.6 to 1.2
Average Annual SAC ($)	20%	$650	$450 to $1,050	0.6 to 1.2
Average Annual Pre-SAC Margin Growth (%)	20%	1.25%	-0.75% to 2.25%	0.6 to 1.2

2007 SUPPLEMENTARY TABLE 3—2004-2007 RSU GRANT ACTUAL PERFORMANCE IN 2007

	2007
Performance Measure
	Actual	Performance Factor
Annual Net Subscriber Growth (millions)	0.878	0.878
Average Annual Churn (%)	18.12%	0.944
Average Annual ARPU Growth (%)	7.29%	1.200
Average Annual SAC ($)	$692	0.958
Average Annual Pre-SAC Margin Growth (%)	-1.35%	0.600
Annual Performance Factor		0.572

        2005-2007 RSU Grants.    The performance period for the 2005-2007 RSU grants was January 1, 2005 to December 31, 2007. With input from management, the Committee set annual performance targets and ranges in 2005 as shown in 2007 Supplementary Table 4. Each year, the annual performance factor was determined as the product of the individual performance measure factors. The final overall performance factor was the average of the three annual performance factors. The maximum payout in shares of common stock could not exceed 100% of the RSU grant.

        For the 2005-2007 RSU awards, the Committee reviewed Company performance as of the end of each year and determined the aggregate annual performance factors as shown in 2007 Supplementary Table 5. The average of the three annual performance factors was 0.787. The Committee approved payout of 78.7% of the original RSU grant to each named executive officer who had received an RSU award in 2005, which are shown in the 2007 Option Exercises and Stock Vested Table on page 48.

2007 SUPPLEMENTARY TABLE 4—2005-2007 RSU GRANTS

Performance Measure	Weight	Annual Target	Performance Range	Performance Factor Range
Annual Net Subscriber Growth (millions)	20%	1.2 million	0 to 1.8 million	0 to 1.5
Average Annual Churn (%)	20%	17%	13% to 25%	0.6 to 1.2
Average Annual ARPU Growth (%)	20%	5%	1% to 7%	0.6 to 1.2
Average Annual SAC ($)	20%	$700	$500 to $1,100	0.6 to 1.2
Average Annual Pre-SAC Margin Growth (%)	20%	1%	-1% to 2%	0.6 to 1.2

2007 SUPPLEMENTARY TABLE 5—2005-2007 RSU GRANTS ACTUAL PERFORMANCE

	2005		2006		2007
Performance Measure	Actual	Performance Factor	Actual	Performance Factor	Actual	Performance Factor
Annual Net Subscriber Growth (millions)	1.193	0.994	0.820	0.683	0.878	0.732
Average Annual Churn (%)	20.40%	0.830	19.20%	0.890	18.12%	0.944
Average Annual ARPU Growth (%)	6.40%	1.140	5.85%	1.085	7.29%	1.200
Average Annual SAC ($)	$642	1.058	$641	1.059	$692	1.008
Average Annual Pre-SAC Margin Growth (%)	1.13%	1.025	2.16%	1.2	-1.35%	0.600
Annual Performance Factor		1.02		0.838		0.502

        2006-2008 RSU Grants.    The performance period for the 2006-2008 RSU grants is January 1, 2006 to December 31, 2008. With input from management, the Committee set annual performance targets and ranges in 2006 as shown in 2007 Supplementary Table 6. At the time of grant, the Committee approved changes in the methodology to compute performance and, as a result, there will not be a combined annual performance factor for each year as in the 2005-2007 RSU grants. Other than for pre-SAC margin improvement, the annual performance factors for a performance measure are averaged over the three years to determine the final performance factor for that measure. Pre-SAC margin improvement is measured at the end of the three years as the change from the beginning of the performance period, with no interim measurements. The final overall performance factor will be the average of the five average performance factors. The maximum payout in shares of common stock may not exceed 100% of the RSU grant.

        For the 2006-2008 RSU awards granted to the named executive officers (other than the CEO, who did not receive such an award), the Committee reviewed Company performance as of the end of 2006 and 2007 and determined the annual performance factors other than pre-SAC margin improvement as shown in 2007 Supplementary Table 7.

2007 SUPPLEMENTARY TABLE 6—2006-2008 RSU GRANTS

Performance Measure	Weight	Annual Target	Performance Range	Performance Factor Range
Annual Net Subscriber Growth (millions)	20%	0.9 million	0 to 1.35 million	0 to 1.5
Average Annual Churn (%)	20%	17%	13% to 25%	0 to 1.5
Average Annual ARPU Growth (%)	20%	5%	0% to 7.5%	0 to 1.5
Average Annual SAC ($)	20%	$675	$600 to $825	0 to 1.5
Pre-SAC Margin Growth (%)	20%	2%	-2% to 4%	0 to 1.5

2007 SUPPLEMENTARY TABLE 7—2006-2008 RSU GRANTS ACTUAL PERFORMANCE

	2006		2007		2008
							Final 3-Year Average Factor
Performance Measure	Actual	Performance Factor	Actual	Performance Factor	Actual	Performance Factor
Annual Net Subscriber Growth (millions)	0.820	0.911	0.878	0.976	TBD	TBD	TBD
Average Annual Churn (%)	19.20%	0.725	18.12%	0.860	TBD	TBD	TBD
Average Annual ARPU Growth (%)	5.85%	1.169	7.29%	1.458	TBD	TBD	TBD
Average Annual SAC ($)	$641	1.227	$692	0.887	TBD	TBD	TBD
Pre-SAC Margin Growth (%)	N/A	N/A	N/A	N/A	TBD	TBD	TBD

        2007-2009 RSU Grants.    The performance period for the 2007-2009 RSU grants is January 1, 2007 to December 31, 2009. With input from management, the Committee set annual performance targets and ranges in 2007 as shown in 2007 Supplementary Table 8. The Committee approved significant changes in the performance measurements to focus on the consolidated financial performance of the Company, rather than operating and financial measurements applicable solely to DIRECTV U.S. New performance measures were approved and weighted. Performance is determined for each year and then averaged at the end of the performance period to determine the overall final performance. The maximum payout in shares of common stock was set at 120% of the RSU grant.

        In setting 2007 RSU grants for the three year period ending December 31, 2009, for the named executive officers (other than the CEO, who did not receive such an award), the Committee reviewed peer group information prepared by the Consultant and determined that the combined base salary, target bonuses and target RSU grant values were approximately at or slightly below the target levels it had set as compensation objectives. For certain executives, the proposed 2007 compensation was somewhat lower than the approximate target and the Committee took into consideration current and recent levels of responsibility and compensation for the executives. The 2007-2009 RSU grants to the named executive officers are shown in Supplementary Table 10 on page 36 and in the Grants of Plan-Based Awards table on page 41.

        The Committee reviewed Company performance as of the end of 2007 and determined the annual performance factor as shown in 2007 Supplementary Table 9.

2007 SUPPLEMENTARY TABLE 8—2007-2009 RSU GRANTS

Performance Measure	Weight	Annual Target	Performance Range	Performance Factor Range
Annual Cash Flow Before Interest and Taxes Growth (%)	40%	30%	0 to 50%	0 to 1.5
Annual OPBDA Growth (%)	40%	15%	0% to 22.5%	0 to 1.5
Annual Revenue Growth (%)	20%	10%	0% to 12.5%	0 to 1.5

2007 SUPPLEMENTARY TABLE 9—2007-2009 RSU GRANTS ACTUAL PERFORMANCE

	2007		2008		2009
							Final 3-Year Average Factor
Performance Measure	Actual	Weighted Performance Factor	Actual	Weighted Performance Factor	Actual	Weighted Performance Factor
Annual Cash Flow Before Interest and Taxes Growth (%)	12.72%	0.170	TBD	TBD	TBD	TBD	TBD
Annual OPBDA Growth (%)	22.97%	0.600	TBD	TBD	TBD	TBD	TBD
Annual Revenue Growth (%)	16.87%	0.300	TBD	TBD	TBD	TBD	TBD
Annual Performance Factor		1.070		TBD		TBD	TBD

2007 EXECUTIVE OFFICER TARGET COMPENSATION

        The Committee set 2007 target compensation for the executive officers as shown in 2007 Supplementary Table 10.

2007 SUPPLEMENTARY TABLE 10—2007 EXECUTIVE OFFICER TARGET COMPENSATION

		2007 Cash Bonus		2007 Stock Grants
Name of Officer (a)	2007 Base Salary ($) (b)	Target as % of Base Salary (%) (c)	Target Value ($) (d)	Number of Restricted Stock Units Granted (#) (e)		Number of Stock Options Granted (#) (f)		Target Value ($) (g)(4)
Chase Carey	2,222,000	150%	3,333,000	N/A	(1)	N/A	(1)	N/A	(1)
Patrick Doyle(2)	500,000	65%	275,000	25,000		0		599,250
Bruce Churchill	1,100,000	110%	1,210,000	50,000		0		1,198,500
Michael Palkovic(3)	800,000	80%	514,000	47,500		0		1,138,575
Larry Hunter	750,000	75%	563,000	47,500		0		1,138,575

(1)
Stock grants were made in August 2007, concurrent with the approval of Mr. Carey's new employment agreement, which is discussed further at page 44. The purpose of the stock grants is to provide incentive compensation for the three years beginning in January 2008 and no additional stock grants are currently anticipated for the remaining term of Mr. Carey's employment agreement, which expires December 31, 2010. Therefore, the stock grants are not shown as part of the targeted 2007 compensation. Aggregate grants were 428,900 restricted stock units and 1,209,400 stock options. Mr. Carey previously received, in 2004, an award of 1,300,000 restricted stock units covering the four-year employment period ending December 31, 2007. On a pro-rated basis, the annual target value for such award was approximately $5,675,000.

(2)
Salary and target bonus after becoming Senior Vice President and Chief Financial Officer in October 2007; the target bonus amount was prorated for his prior position and pay.

(3)
Salary and target bonus after becoming Executive Vice President—Operations in October 2007; the target bonus amount was prorated for his prior position and pay.

(4)
The amounts shown in column (g) are based on the $23.97 per share value of the RSUs on the grant date, February 6, 2007.

EXECUTIVE AND DIRECTOR COMPENSATION

2007 Summary of Compensation

        The 2007 Summary Compensation Table sets forth the compensation paid or accrued by the Company for Mr. Carey, the Principal Executive Officer, Mr. Doyle, the Principal Financial Officer and each of the Company's other three most highly compensated executive officers. Persons named in the 2007 Summary Compensation Table are referred to collectively as the "named executives," "named executive officers," or "executive officers."

2007 SUMMARY COMPENSATION TABLE(1)

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (d)	Option Awards ($) (e)	Non-Equity Incentive Plan Compensation ($) (f)	Change in Pension Value and Nonqualified Deferred Compensation Plan Earnings ($) (g)	All Other Compensation ($) (h)	Total ($) (i)
Chase Carey President and Chief Executive Officer	2007 2006	2,213,822 2,149,590	5,674,500 5,674,500	1,132,756 0	4,200,000 4,000,000	333,984 321,558	375,764 325,256	13,930,826 12,470,904
Patrick T. Doyle Senior Vice President and Chief Financial Officer	2007	437,386	429,361	0	325,000	45,542	60,431	1,297,720
Bruce B. Churchill Executive Vice President and President DIRECTV Latin America and New Enterprises	2007 2006	1,091,242 1,023,307	858,723 955,400	0 0	1,350,000 1,200,000	118,791 117,749	124,517 131,398	3,543,273 3,427,854
Michael W. Palkovic Executive Vice President, Operations	2007 2006	732,244 699,543	753,524 709,888	0 0	625,000 500,000	161,748 184,125	80,880 60,557	2,353,396 2,154,113
Larry D. Hunter Executive Vice President, Legal, Human Resources and Administration, General Counsel and Secretary	2007 2006	744,276 699,537	784,827 733,283	0 0	625,000 500,000	319,052 356,067	84,720 103,386	2,557,875 2,392,273

(1)
This table includes data for only fiscal years 2006 and 2007 as permitted by SEC rules. We do not show Mr. Doyle's 2006 compensation because he was not a named executive officer in 2006.

Notes to 2007 Summary Compensation Table

        Named Executives.    Mr. Carey is reported in this table as the Principal Executive Officer and Mr. Doyle as the Principal Financial Officer. Messrs. Churchill, Palkovic and Hunter are the other named executive officers; Mr. Palkovic was Principal Financial Officer until October 2007. Mr. Doyle was not a named executive officer in 2006 and only 2007 compensation is shown. Mr. Carey is also a director of the Company, but receives no compensation for serving as a director.

        Salary.    The amount shown in column (c) is the salary paid to the named executive officer during 2007 and includes amounts that the executive elected to contribute to two savings plans: the 401-K Plan and the Excess Savings Plan. The base salary amounts for 2007 differ slightly from the amounts shown in 2007 Supplementary Table 10 on page 36 due to the payroll periods at the beginning and end of each year that bridge the calendar years and, for Messrs. Doyle and Palkovic, due to changes in their responsibilities in October 2007.

        Stock Awards and Option Awards.    The amounts shown in columns (d) and (e) represent the aggregate expense recognized for financial statement reporting purposes in 2007 for all unvested stock and stock option grants in accordance with SFAS 123R for the named executive officers. Amounts for the stock awards are based on anticipated payout percentages related to the achievement of performance targets but excluding estimates for forfeitures related to service based vesting conditions. Refer to Note 13: Share-Based Payment of the Notes to the Consolidated Financial Statements of Form 10-K for the fiscal year ended December 31, 2007, for a discussion of the assumptions made in the valuation of the amounts shown in columns (d) and (e). For additional information about these awards, see the 2007 Grants of Plan-Based Awards Table and related discussion beginning on page 41.

        Mr. Carey received an RSU grant and an option grant in August 2007 concurrent with his new employment agreement, which is discussed on page 44. The RSU expense shown in column (d) only includes expense related to Mr. Carey's 2004 RSU grant and does not include any expense related to the August 2007 RSU grant because the related three-year performance period did not begin until January 2008. The option expense shown in column (e) reflects the ratable portion of the August 2007 grant expense, although the first one-third of the option does not vest until December 31, 2008, with the other two-thirds vesting ratably on December 31, 2009 and 2010. 2007 Supplementary Table 12 on page 43 shows details of the expense.

        Non-Equity Incentive Compensation.    The amounts shown in column (f) represent performance-based bonuses earned under the Bonus Plan for performance during the year, but actually paid in the subsequent year. We do not pay interest or earnings on the bonuses to the executive officers either before or after payment of the bonuses. The amounts shown in column (f) include amounts that the executive elected to contribute to two savings plans: the 401-K Plan and the Excess Savings Plan.

        Change in Pension Value and Nonqualified Deferred Compensation Earnings.    The amounts shown in column (g) of the 2007 Summary Compensation Table are the changes in pension value of the accumulated pension benefit for each named executive officer as of December 31, 2007 compared to December 31, 2006. The assumed retirement age is the earlier of the normal retirement age defined in the plan, age 65, and the earliest unreduced retirement age where applicable. No pre-retirement decrements are used in these calculations. Refer to Note 10: Pension and Other Postretirement Benefit Plans of the Notes to the Consolidated Financial Statements of our Form 10-K for the fiscal year ended December 31, 2007, for a discussion of the assumptions made in the valuation of the amounts shown.

        The amounts in column (g) do not include any earnings in non-qualified deferred compensation plans because none of the earnings are considered above market rates, which is the basis for reporting such earnings in column (g). For additional information about the nonqualified deferred compensation plans and the earnings for those plans, see the 2007 Nonqualified Deferred Compensation Table on page 51.

        All Other Compensation.    All other compensation is included in column (h) of the 2007 Summary Compensation Table. The Company provides a variety of competitive health and welfare plans to its employees and executive officers, including medical, dental and vision care; life insurance, accidental death and dismemberment insurance and dependent life insurance; short-term and long-term disability insurance; and paid time-off for vacations, illness, holidays and other personal needs. Because the value of health and welfare benefit programs generally is provided to all other employees, the value of these programs is excluded from this column.

        2007 Supplementary Table 11 provides details of column (h) All Other Compensation in the Summary Compensation Table.

2007 SUPPLEMENTARY TABLE 11—ALL OTHER COMPENSATION

Name (a)	Perquisites and Other Personal Benefits ($) (b)	Registrant Contributions to Defined Contribution Plans ($) (c)	Other ($) (d)	Total ($) (e)
Chase Carey	99,404	248,826	27,534	375,764
Patrick T. Doyle	30,359	27,307	2,765	60,431
Bruce B. Churchill	30,359	91,942	2,216	124,517
Michael W. Palkovic	29,579	49,790	1,511	80,880
Larry D. Hunter	29,716	49,963	5,041	84,720

        Perquisites and Other Personal Benefits.    The amounts in column (b) of 2007 Supplementary Table 11 include the incremental costs of Company contributions to the Executive Medical Plan, personal use of Company aircraft, car allowances, Company contributions to the Executive Long-Term Disability Plan and Company-paid premiums for personal liability insurance. In the following discussion, we have identified the nature of perquisites and other personal benefits but have quantified only benefits that exceeded $25,000 in value.

  •
  Executive Medical.    We provide an arrangement in the medical, dental and vision care plans for each of the named executive officers such that the executive pays no premiums or out-of-pocket costs for eligible expenses.

  •
  Company Transportation.    The Company owns a plane that is available to senior executives for business travel. When not needed by the Company for business travel, the plane is available for personal use on a limited basis and only as approved by the Chief Executive Officer. The Board encourages the Chief Executive Officer to use the Company plane even for personal travel to ensure his personal safety and to maximize his availability and the time available for Company business. For Mr. Carey, the amount shown includes $69,045 for personal use of the Company plane. This is our best calculation of the incremental cost to the Company including the average cost of fuel, in-flight catering, landing, hangar and parking fees, other variable fees and crew travel expenses. Because the Company uses the plane primarily for business travel, we do not include ownership costs or aircraft maintenance expenses that do not change based on usage. The IRS treats the personal use of the Company plane as income to the executive and the executive pays the related taxes.

    We previously provided a car allowance for executives that was intended to cover some of the costs associated with the purchase or lease and maintenance of a vehicle. That perquisite is closed to new participants, but continues for executives who previously received the car allowance. Each of the named executive officers participates in this program. The IRS treats the car allowance as income to the executive and the executive pays the related taxes.

  •
  Executive Long-Term Disability Insurance.    For all employees whose salary exceeds a certain level, we provide long-term disability insurance equal to 60% of base salary at no cost to the employee; in 2007, the salary level was $145,600 per year. All named executive officers were covered under this plan.

  •
  Personal Liability Insurance.    We provide personal liability insurance with a coverage limit of $10 million to each of the named executive officers. The IRS treats the premium value of this personal liability insurance as income to the executive and the executive pays the related taxes.

  •
  Post-Retirement Welfare Benefits.    Executive officers may also receive post-employment welfare benefits, which are discussed at "Potential Payments upon Termination or Change in Control" beginning on page 52.

        Tax Reimbursements.    No named executive officer received a tax reimbursement in 2007.

        Registrant Contributions to Defined Contribution Plans.    The amounts shown in column (c) of 2007 Supplementary Table 11 include Company-matching contributions to two savings plans, the 401-K Plan and the Excess Plan Savings Benefit. In 2007, the matching contributions to the 401-K Plan were for Mr. Carey, $6,782; for Mr. Doyle, $6,852; for Mr. Churchill, $12,126; for Mr. Palkovic, $8,492 and for Mr. Hunter, $8,377. In 2007, the matching contributions to the Excess Plan Savings Benefit were for Mr. Carey, $242,044; for Mr. Doyle, $20,455; for Mr. Churchill, $79,816; for Mr. Palkovic, $41,297 and for Mr. Hunter, $41,586.

        Other.    The amounts shown in column (d) of 2007 Supplementary Table 11 include the value of complimentary DIRECTV programming and Company-matching amounts made for the CEO's charitable contributions.

  •
  Complimentary Programming.    We provide all full-time employees with complimentary DIRECTV programming (including home installation) for TOTAL CHOICE Premier, local channels and a variety of premium programming packages and channels. The named executive officers also receive a DIRECTV HD DVR, all other channels (including all subscription channels and HD), local channels, all sports, music and special events, two pay-per-view movies per month and a subscription to "DIRECTV-The Guide." The IRS does not treat complimentary programming as income for employees or for the executives.

  •
  Matching Charitable Contributions.    All employees, executives and members of the Board of Directors are eligible to participate in our Charitable Gift Matching Program, which is discussed further on page 59. As a member of the Board of Directors, matching contributions of $20,000 for Mr. Carey are considered "payments and promises of payments pursuant to director legacy programs and similar charitable award programs" and are disclosed in the 2007 Summary Compensation Table in column (h), All Other Compensation, and again in column (d), Other, in the 2007 Supplementary Table 11.

        Total.    The amount shown in the 2007 Summary Compensation Table column (i) is the sum of columns (c) through (h) inclusive, for each named executive officer in the year reported.

2007 Grants of Plan-Based Awards

        The 2007 Grants Of Plan-Based Awards Table and the notes following the table provide information about 2007 grants of plan-based awards including awards made under the Bonus Plan for 2007 and the award of RSUs and stock options under the 2004 Stock Plan.

2007 GRANTS OF PLAN-BASED AWARDS

								All Other Option Awards: Number of Securities Underlying Options (i) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				Exercise or Base Price of Option Awards (j) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (k) ($)
Name (a)	Grant Date (b)	Threshold (c) ($)	Target (d) ($)	Maximum (e) ($)	Threshold (f) (#)	Target (g) (#)	Maximum (h) (#)
Chase Carey	2/6/07	0	3,333,000	5,000,000
Patrick Doyle	2/6/07	0	275,000	550,000
Bruce Churchill	2/6/07	0	1,210,000	2,420,000
Michael Palkovic	2/6/07	0	514,000	1,028,000
Larry Hunter	2/6/07	0	563,000	1,126,000
Chase Carey	8/13/07				0	428,900	536,125			9,620,227
Patrick Doyle	2/6/07				0	25,000	30,000			599,250
Bruce Churchill	2/6/07				0	50,000	60,000			1,198,500
Michael Palkovic	2/6/07				0	47,500	57,000			1,138,575
Larry Hunter	2/6/07				0	47,500	57,000			1,138,575
Chase Carey	8/13/07							1,209,400	22.43	10,001,738

        The 2007 Grants of Plan-Based Awards table shows the annual bonuses and long-term incentive grants established in 2007 for the named executive officers under the Bonus Plan and the 2004 Stock Plan. Stockholders approved the original Bonus Plan and 2004 Stock Plan in 2004 and approved amendments to both plans in 2007. We use the annual bonuses to focus the executive's decisions and actions on financial and operating results over the course of the year. We use long-term incentive programs to promote the long-term growth of the Company. To focus on enhancing shareholder value, we denominate and pay long-term incentive awards in shares of Common Stock. At the Committee's discretion, final RSU awards may be paid in cash in lieu of stock. Executives earn these shares based on achievement of pre-established long-term goals (or fewer shares if the goals are partially achieved). By increasing the market price per share for all stockholders over the long term, the executives also increase the value of their own stock grants.

        Estimated Future Payouts Under Non-Equity Incentive Plan Awards.    The amounts shown in columns (c), (d) and (e) are the potential annual bonus amounts that were applicable for 2007 under the Bonus Plan. The performance period was January 1 to December 31, and bonuses were actually paid in 2008. The Bonus Plan provides bonuses based on the Company's performance in relation to pre-established objectives and individual executive performance for the year. The target value of an executive's bonus is based on the percentage of base salary established in each executive's employment agreement or by the Committee. Achieving target level performance provides a target level bonus; performance that is below target reduces the final bonus, while performance above target increases the bonus. The Committee uses the performance measure to set the maximum funding amount as determined under the Bonus Plan; the Committee has set individual maximum bonuses that are less than the maximum permitted in the Plan. The 2007 performance measure and the maximum funding formulas are discussed on page 31. The amounts actually earned and paid to the executive officers under the Bonus Plan for 2007 are shown in the 2007 Summary Compensation Table in column (f).

        Estimated Future Payouts Under Equity Incentive Plan Awards.    The amounts shown in columns (f), (g) and (h) represent long-term performance-based RSUs, and in column (i) stock options granted in 2007 under the 2004 Stock Plan.

        Performance-Based RSUs.    Performance-based RSUs are conditional awards of stock and the value of each RSU is equal to the fair market value of a share of Common Stock. RSUs allow the combination of (i) performance factors that affect the number of shares earned and (ii) stock price that affects the value of the final award.

        The RSU program generally has a three-year performance measurement period to motivate the achievement of business goals over a longer term than the annual Bonus Plan. A new three-year performance plan is established and RSUs are granted each year to participants other than the Chief Executive Officer, resulting in three such plans operating concurrently at any one time after the first two years. The performance factors and the specific stretch levels of achievement that need to be attained to earn the RSUs are determined when RSUs are granted. No stock is issued until (i) the performance measurement period is completed, (ii) the Committee determines the actual level of performance, and (iii) the Committee determines the number of RSUs to be converted one-for-one into shares of Common Stock to be issued to each executive.

        The number of RSUs granted to an executive officer each year is determined by reference to a grant table. The Committee requested the Consultant to develop a table of long-term incentive grant values based on survey data and using an executive's base salary and level (e.g., executive vice president). Management divided these values by an average price per share and, from that information, proposed a target number of shares to be granted, as well as a range above and below that target number to provide additional flexibility in the number of RSUs granted to an executive. The table was updated in February 2007 to use the average stock market price for a period ending December 31, 2006, which had increased significantly since stockholders approved the plan in 2004. The stock price is monitored periodically to determine if adjustments are needed to restore the target long-term incentive grant values in the table.

        Stock options.    Stock options are the opportunity to purchase shares of Common Stock in the future at a price set at the time the option is granted. A stock option does not provide any value to the executive unless and until the stock market price increases. If the stock market price remains unchanged or decreases, a stockholder retains some value in their investment, while the executive earns no value for the stock option. To ensure that the stock market price increase is sustained, and also for retention purposes, we restrict the ability of the executive to exercise the option and purchase the underlying shares by establishing vesting schedules that require the passage of time before the option is exercised (e.g., vesting one-third of the options per year for three years).

        2007 Stock Grants.    Mr. Carey received grants of RSUs and stock options in August 2007, concurrent with the negotiation of his new employment agreement, discussed further on page 44. Mr. Carey's prior employment agreement would have expired on December 31, 2007. No additional stock-based grants are currently contemplated for the remainder of the term of Mr. Carey's employment agreement, which expires December 31, 2010. Because the vesting of the RSUs and stock options is intended to begin January 2008 and end December 31, 2010, it would be more accurate to consider the compensation value of these stock grants as allocated one-third per year for each of 2008, 2009 and 2010. The RSUs granted to Mr. Carey in 2007 are shown in column (g) and the stock options granted in 2007 are shown in column (i). The performance period for these RSUs is January 1, 2008 to December 31, 2010. The RSU performance measures are the same as the 2007-2009 RSU grants discussed on page 35, as are the adjustments to the number of shares earned based on final performance. The maximum number of RSUs that may be earned based on final performance is 125% of the RSUs granted. The stock options vest and become exercisable one-third per calendar year beginning December 31, 2008, and expire on August 13, 2017.

        For the named executive officers, other than the CEO, the 2007-2009 RSUs were granted with a performance period of January 1, 2007 to December 31, 2009. The 2007-2009 RSU performance measures, targets, performance ranges and performance payout factors are shown in Supplementary Tables 8 and 9 on page 35.

        Grant Date Fair Value of Stock and Option Awards.    The amounts shown in column (k) represent the fair value on the grant date of the 2007 stock-based RSU awards computed in accordance with SFAS No. 123R. The RSUs in column (g) were granted on February 6, 2007, and are valued in column (i) at the $23.97 per share closing stock price of the Common Stock on that date, except for Mr. Carey, whose RSUs are valued at the $22.43 per share closing stock price on the August 13, 2007 grant date. Mr. Carey's 2007 stock option grant was valued using the Black-Scholes model for the Company's stock options on August 13, 2007. During 2007, there were no modifications to any current or previous stock awards made to the named executive officers.

        Note that the values in column (k) of 2007 Grants of Plan-Based Awards differ from the 2007 Stock Awards value shown in columns (d) and (e) of the 2007 Summary Compensation Table. The value in column (k) in this table is the fair value on the grant date of the stock grant made in 2007, while the values in the 2007 Summary Compensation Table columns (d) and (e) are the values of 2007 stock grants and previous years' grants that were recognized in the financial statements for 2007.

        The following 2007 Supplementary Table 12 compares for each named executive officer the details of the Stock Awards and Option Awards financial expense in the 2007 Summary Compensation Table, in columns (d) and (e), respectively, as compared to the fair value on the grant date.

2007 SUPPLEMENTARY TABLE 12—DETAILS OF STOCK AWARD EXPENSE

Name (a)	Grant Year (b)	Grant Type (c)	Number of Shares Granted (#) (d)		Grant Date Value ($) (e)	2007 Expense ($) (f)
Chase Carey	2007 2007 2004	Option RSU RSU	1,209,400 428,900 1,300,000	(1) (1) (3)	10,000,617 9,620,227 22,698,000	1,132,756 0 5,674,500	(2)

Total 2007 Expense						6,807,256
Patrick T. Doyle	2007 2006 2005	RSU RSU RSU	25,000 30,000 25,000	(1) (1) (3)	599,250 407,100 395,231	199,750 135,700 93,911

Total 2007 Expense						429,361
Bruce B. Churchill	2007 2006 2005	RSU RSU RSU	50,000 60,000 60,000	(1) (1) (3)	1,198,500 814,200 790,463	399,500 271,400 187,823

Total 2007 Expense						858,723
Michael W. Palkovic	2007 2006 2005	RSU RSU RSU	47,500 55,000 40,000	(1) (1) (3)	1,138,575 746,350 526,975	379,525 248,783 125,215

Total 2007 Expense						753,524
Larry D. Hunter	2007 2006 2005	RSU RSU RSU	47,500 55,000 50,000	(1) (1) (3)	1,138,575 746,350 658,719	379,525 248,783 156,519

Total 2007 Expense						784,827

(1)
Includes RSUs and stock options shown in the 2007 Outstanding Equity Awards at Fiscal Year-End Table on page 46.

(2)
Under SFAS123R, expense began accruing in January 2008 at the start of the related performance-period.

(3)
Includes RSUs shown in the 2007 Option Exercises and Stock Vested Table on page 48.

Agreements with Executive Officers

Employment Agreement with the Chief Executive Officer of the Company

        We entered into an employment agreement with Mr. Carey, the Company's President and Chief Executive Officer, effective January 1, 2004, and expiring December 31, 2007. This agreement was replaced by a new agreement on August 9, 2007, shortly before the expiration of the previous agreement. The new agreement was negotiated and approved by the Committee and was also approved by the Board.

        Term.    The term of the agreement is from August 9, 2007 through December 31, 2010. Subject to continued service on specified boards, Mr. Carey has agreed to work full time for the Company during the term of his employment.

        Base Salary.    Mr. Carey receives a base salary of $2,222,000 per year, subject to annual cost of living adjustments.

        Annual Cash Bonus.    Mr. Carey is eligible to receive an annual performance bonus. The target annual bonus is 150% of his base salary for the applicable year. The Committee determines the amount of this bonus annually, in accordance with, and upon satisfaction of the standards contained in the Bonus Plan.

        Restricted Stock Units.    The Committee authorized the grant to Mr. Carey of 428,900 RSUs in August 2007. These RSUs vest at the end of his current employment agreement, which is December 31, 2010, and may be increased by up to 25% if the performance goals are exceeded, and are subject to downward adjustment based on the Company's achievement of certain performance standards established at the time of grant or otherwise in the Committee's discretion.

        Stock Options.    The Committee authorized the grant to Mr. Carey of 1,209,400 stock options in August 2007. These options vest and become exercisable one-third per year on each of December 31, 2008, 2009 and 2010. The options expire August 13, 2017.

        Noncompetition and Confidentiality.    Mr. Carey has agreed not to compete with the Company during the term of his employment and for 12 months thereafter. He has also agreed, during the term of his employment and for 12 months thereafter, not to induce or solicit any executive, professional or administrative employee of the Company or its affiliates to leave such employment. Further, Mr. Carey is required to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company.

        Termination.    The terms and conditions for compensation upon termination of employment are summarized in the section "Potential Payments upon Termination or Change in Control" beginning on page 52.

Other Employment Agreements with Named Executives

        We have entered into employment agreements with each of Messrs. Churchill, Palkovic and Hunter. The material terms of these agreements are:

        Term.    The term of each agreement with Messrs. Churchill and Hunter is from January 1, 2007 through December 31, 2009. The term of the agreement with Mr. Palkovic is from October 5, 2007 through December 31, 2010.

        Base Salary.    The 2007 base salaries for the executives are shown in 2007 Supplementary Table 10 on page 36. Base salaries are subject to increase at the discretion of the Company, commensurate with the other senior executives of the Company, with the actual salary increase subject to the Committee's approval.

        Annual Cash Bonus.    Each of these executive officers is eligible to receive an annual performance bonus, payable in cash, with a target bonus of a specified percentage of such officer's base salary for the applicable year as shown in 2007 Supplementary Table 10 on page 36, subject to annual review by the Committee. The actual amount of this bonus will be determined annually based upon the recommendation of the Chief Executive Officer and subject to the Committee's approval in accordance with, and upon satisfaction of, the standards contained in the Bonus Plan.

        Restricted Stock Units.    The number of RSUs granted to each of these executive officers is determined annually and the RSUs will vest three years after grant, subject to the performance standards established at the time the RSUs are granted. The numbers of RSUs granted to the named executive officers in 2007 are shown in 2007 Grants of Plan Based Awards on page 41 and 2007 Supplementary Table 10 on page 36. Under the agreements, annual grants will be commensurate with the other senior executives of the Company and are expected to have a fair market value at least equal to each executive's base salary.

        Noncompetition and Confidentiality.    Each executive officer has agreed not to compete with the Company during the term of his employment agreement and for 12 months thereafter. Each executive officer has also agreed, during the term of his employment and for 12 months thereafter, not to induce or solicit any executive, professional or administrative employee of the Company or its affiliates to leave such employment. Further, each executive officer is required to maintain the confidentiality of certain information of the Company and not to use such information except for the benefit of the Company.

        Termination.    The terms and conditions for compensation upon termination of employment are summarized in the section "Potential Payments upon Termination or Change in Control" beginning on page 52.

Outstanding Equity Awards at Fiscal Year-End

        This table and the notes following provide information on all equity awards granted to the named executive officers that were outstanding as of the end of 2007.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name (a)	Number of securities underlying unexercised Options (#) Exercisable (b)	Number of securities underlying unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Option Value at Year-End ($) (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (g)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Unit or Other Rights that Have Not Vested ($) (h)
Chase Carey	269,751 202,314 561,982 561,982 134,876 146,115 6,744	1,209,400	15.69 15.69 15.69 23.41 23.93 18.50 15.69 22.43	9/7/08 9/6/09 11/15/09 5/1/10 8/1/10 8/30/11 10/9/12 8/13/17	2,004,250 1,503,193 4,175,526 0 0 675,051 50,107 834,486	428,900	(1)	9,916,168

Totals	1,883,764	1,209,400			9,242,614	428,900		9,916,168
Patrick T. Doyle	24,000 42,000 45,000 120,000 50,000 50,000		18.26 15.69 41.06 34.01 27.37 20.45	5/2/08 2/27/09 2/26/10 6/2/10 2/2/11 6/23/11	116,640 312,060 0 0 0 133,500	30,000 30,000	(2) (3)	693,600 693,600

Totals	331,000	0			562,200	60,000		1,387,200
Bruce B. Churchill	0	0	N/A	N/A	N/A	60,000 60,000	(2) (3)	1,387,200 1,387,200

Totals	0	0			0	120,000		2,774,400
Michael W. Palkovic	13,500 4,500 24,000 45,000 32,000 24,000		15.69 15.69 41.06 34.01 27.37 20.45	2/27/09 2/27/09 2/26/10 6/2/10 2/2/11 6/23/11	100,305 33,435 0 0 0 64,080	57,000 55,000	(2) (3)	1,317,840 1,271,600

Totals	143,000	0			197,820	112,000		2,589,440
Larry D. Hunter	30,000 75,000 300,000 75,000 75,000		18.26 41.06 34.01 27.37 20.45	5/2/08 2/26/10 6/2/10 2/2/11 6/23/11	145,800 0 0 0 200,250	57,000 55,000	(2) (3)	1,317,840 1,271,600

Totals	555,000	0			346,050	112,000		2,589,440

(1)
Performance-based RSUs granted in 2007 with a performance period of January 1, 2008 to December 31, 2010; because the initial performance period has not been completed, the number of shares is shown at the target performance level.

(2)
Performance-based RSUs granted in 2007 with a performance period of January 1, 2007 to December 31, 2009; the number of shares is shown at the maximum payout level because the current forecasted performance is between target and maximum performance levels. At target performance levels, the number of shares would be: for Mr. Doyle, 25,000; for Mr. Churchill, 50,000; for Mr. Palkovic, 47,500 and for Mr. Hunter, 47,500.

(3)
Performance-based RSUs granted in 2006 with a performance period of January 1, 2006 to December 31, 2008; the number of shares is shown at the target payout level because the current forecasted performance is between threshold and target performance levels.

        Columns (b), (c), (d), (e) and (f) show information for stock options that remain exercisable. Since 2004, only the Chief Executive Officer has been granted stock options.

        Column (g) shows outstanding RSU grants whose three-year performance periods are still in progress and not yet ended.

        The values of the stock options are shown in column (f) and the values of the unvested RSUs are shown in column (h) based on the $23.12 per share closing stock price on December 31, 2007. The actual value of each stock option and RSU grant varies with the market price of the underlying stock and, for RSUs, the Company's performance against the targets, as determined when the RSU grant vests and the underlying stock is issued.

        The information in columns (f) and (h) of this table are related to the information in the 2007 Summary Compensation Table in columns (e) and (d), respectively. The Stock Awards and Option Awards values shown in the 2007 Summary Compensation Table columns (d) and (e), represent the aggregate dollar amounts recognized for financial statement reporting purposes in 2007 in accordance with SFAS No. 123R for the named executive officers, while all outstanding awards at year-end are shown in column (f) and (h) of this table at the market closing price of $23.12 per share on December 31, 2007.

        The vesting dates for the unvested RSUs are in 2007 Supplementary Table 13.

2007 SUPPLEMENTARY TABLE 13—VESTING DATES OF UNVESTED STOCK UNITS

Name (a)	Grant Type (b)	Grant Date (c)	Performance Period (d)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights that Have Not Vested (#) (e)	Vesting Date (f)
Chase Carey	RSU Option	8/13/2007 8/13/2007	2008-2010 2007-2017	428,900 1,209,400	12/31/10 One-third of options vest on each of 12/31/2008, 12/31/2009 and 12/31/2010
Patrick T. Doyle	RSU RSU	2/6/07 2/7/06	2007-2009 2006-2008	25,000 30,000	12/31/09 12/31/08
Bruce B. Churchill	RSU RSU	2/6/07 2/7/06	2007-2009 2006-2008	50,000 60,000	12/31/09 12/31/08
Michael W. Palkovic	RSU RSU	2/6/07 2/7/06	2007-2009 2006-2008	47,500 55,000	12/31/09 12/31/08
Larry D. Hunter	RSU RSU	2/6/07 2/7/06	2007-2009 2006-2008	47,500 55,000	12/31/09 12/31/08

        Column (e) of 2007 Supplementary Table 13 shows, for RSUs, the number of shares granted on the grant date without regard to performance levels, while column (g) of the 2007 Outstanding Equity Awards At Fiscal Year-End shows the same grants with the number of shares adjusted for the forecasted performance levels as of December 31, 2007.

        Column (f) of 2007 Supplementary Table 13 shows the vesting dates, which are the dates that the related RSU performance periods end, or, for Mr. Carey's stock option grant, the dates when options become exercisable. Mr. Carey's RSU and stock option grants may vest earlier on the date of termination of employment, if such termination occurs before the vesting date and is due to death, disability, involuntary termination without cause or resignation due to effective termination, the latter three terms as defined on page 54.

2007 Option Exercises and Stock Vested

        This table and the notes following provide additional information regarding the compensation realized by the executives in 2007 due to the exercise of options and the acquisition of shares on vesting of RSUs.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name of Executive Officer (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Chase Carey	0	0	1,300,000	30,069,000
Patrick T. Doyle	0	0	23,610	546,099
Bruce B. Churchill	0	0	47,220	1,092,199
Michael W. Palkovic	6,000	161,565	31,480	728,132
Larry D. Hunter	0	0	39,350	910,166

        Vested stock awards in column (d) are from the 2005-2007 RSU grants (2004-2007 for Mr. Carey) and are valued in column (e) at the $23.13 closing market price on February 8, 2008 when the Committee approved the issuance of the shares.

2007 Pension Benefits

        The 2007 Pension Benefits Table and the notes following provide additional information regarding each named executive's participation in the Company's pension plans and the present value of those benefits.

2007 PENSION BENEFITS

Name (a)	Plan name (b)	Number of years of credited service (#) (c)	Present Value of Accumulated Benefit ($) (d)
Chase Carey	Pension Plan	4	49,856
Chase Carey	Excess Pension Benefit Plan	4	877,331
Patrick T. Doyle	Pension Plan	14	223,626
Patrick T. Doyle	Excess Pension Benefit Plan	14	579,041
Bruce B. Churchill	Pension Plan	4	43,964
Bruce B. Churchill	Excess Pension Benefit Plan	4	292,437
Michael W. Palkovic	Pension Plan	10	138,522
Michael W. Palkovic	Excess Pension Benefit Plan	10	539,379
Larry D. Hunter	Pension Plan	13	315,480
Larry D. Hunter	Excess Pension Benefit Plan	13	1,492,826

        Pension Plans.    We provide an employee pension program with pension values allocated between two components: the tax-qualified Pension Plan and the Excess Pension Benefit Plan, or Excess Plan, which is a non-qualified supplemental pension benefit. Eligibility and benefit formulas are the same for employees and executives. All employees whose compensation or pension benefit exceeds legislated limits on the Pension Plan automatically participate in the Excess Plan. The named executive officers participate in both of these plans on the same basis as all other employees. In the pension benefit formulas, the maximum benefit amount permitted by applicable law and regulations is allocated to and paid from the Pension Plan and the balance is allocated to and paid from the Excess Plan.

        The pension plans are the primary element of compensation in which the Company provides compensation based on an employee's length of service or tenure. Length of service for the executive officers is calculated on the same basis as all other employees. Pension benefits are determined, in part, using the employee's actual age and years of benefit service. In the Excess Plan, as a practice, the Company does not provide additional years of age or benefit service and no named executive officer has been credited with additional years of age or benefit service.

        Mr. Hunter is currently eligible to retire early under both the Pension Plan and the Excess Plan. No payments from either plan were made to a named executive officer in 2007.

        Participation of the Named Executive Officers.    There are three benefit formulas in the plans, which are discussed in Benefits Formulas below. No named executive officer participates in the Contributory Benefit. Messrs. Doyle, Palkovic and Hunter participate in the Non-Contributory Benefit, but will receive the greater of the benefit under the Non-Contributory Benefit or the Retirement Growth Benefit. Messrs. Carey and Churchill participate only in the Retirement Growth Benefit.

        Pensionable Compensation.    In the Pension Plan and the Excess Plan, benefits are determined using base salary and annual bonuses, which means that the value of a pension depends partially on achievement of business goals. Both Plans exclude from consideration the value of stock awards and all other long-term incentive awards. There is no double counting of compensation between the Pension Plan and the Excess Plan.

        Retirement Age.    The plans assume that an employee's retirement age is the earliest of (i) the normal retirement age defined in the plan, (ii) age 65, or (iii) the earliest age when an employee has earned an unreduced retirement benefit. The plans also provide for retirement at earlier age and service levels, but the benefit is reduced.

        Benefit Formulas.    There are three benefit formulas provided by the Pension Plan and the Excess Plan. Eligibility for a specific formula depends on the employee's date of hire. The three benefit formulas consist of:

  (i)
  a Contributory Benefit that was available to employees hired prior to August 1, 1990, who elected to participate, contribute and remain in this benefit (no named executive officer is eligible for this Contributory Benefit),

  (ii)
  a final average pay Non-Contributory Benefit for employees hired after that date but before December 1, 2001, and

  (iii)
  a cash balance benefit called the Retirement Growth Benefit, which was established in December 2001 for employees hired after November 30, 2001.

        Employees who participated in the Non-Contributory Benefit as of December 1, 2001, get the better of that benefit or the Retirement Growth Benefit.

        The Contributory Benefit formula is not discussed further because no named executive officer is eligible for that benefit.

        The Non-Contributory Benefit is a final average pay benefit using the highest five out of the last 10 years of pensionable compensation. The Company calculates benefits as a percentage of final average monthly pay up to 35 years (and a lesser percentage after 35 years) minus an offset for Social Security. The resulting number is a monthly life annuity payable at Social Security Normal Retirement Age, or SSNRA, (which is 65, 66 or 67 depending on the year of birth). For early retirement within three years before the employee's SSNRA, this benefit is not reduced if the employee has at least ten years of continuous service. Otherwise, the Company reduces the benefit. The Company uses actuarial conversion factors to determine the benefit under different payment options; see Forms of Benefit Payments.

        The Retirement Growth Benefit provides an account-balance benefit based on (a) a percentage of pensionable compensation and (b) interest. The percentage of pensionable compensation increases by years of vesting service up to the maximum 4% per year in the employee's sixth year of service; however, for employees hired before December 1, 2006, the percentage is 4% per year. The formula provides an amount payable as a lump sum. The Company uses actuarial conversion factors to determine the benefit under different payment options; see Forms of Benefit Payments.

        Forms of Benefit Payments.    The forms of benefit payments are identical in both the Pension Plan and the Excess Plan and employees may elect a different form in each plan. Participants who terminate or retire may withdraw plan benefits in a lump sum, a single life annuity, various joint and survivor annuities, various periods certain and a 10-year period certain and continuous. The lump sum, 5- and 10-year period certain payments from the Pension Plan, but not the Excess Plan, may be rolled over into another qualified retirement plan.

        For the purposes of determining the pension benefit values in column (d):

  •
  Pre-retirement decrements are not used in determining these amounts; participants under the Non-Contributory Benefit and the Retirement Growth Benefit are eligible to retire early beginning at age 55 after attaining one year of service with the Company;

  •
  The normal retirement age is the SSNRA, and

  •
  All participants with a vested pension benefit are required to commence their benefit at the SSNRA unless the employee is still employed by the Company.

        Refer to Note 10: Pension and Other Postretirement Benefit Plans of the Notes to the Consolidated Financial Statements of our Form 10-K for the fiscal year ended December 31, 2007, for a discussion of the assumptions made in the valuation of the amounts shown in column (d). As required by the SEC rules for the Pension Benefits Table, the benefit values were determined assuming that the named executive officers will continue to earn the same amount of salary and bonus compensation as reported in the 2007 Summary Compensation Table until retirement.

2007 Nonqualified Deferred Compensation

        We provide a savings plan, the Excess Savings Plan, which is a pre-tax non-qualified defined contribution plan, and, prior to 2007, we also provided the Executive Deferred Compensation Plan. These savings plans are sometimes referred to as "deferred compensation plans" because, by electing to deposit their compensation in the savings plans and not take them as current, taxable compensation, an employee defers receipt of their compensation until a later date.

        This table and the notes following provide additional information regarding each named executive's participation in the deferred compensation plans.

2007 NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Plan Name (b)	Executive Contributions in Last FY ($) (c)	Registrant Contributions in Last FY ($) (d)	Aggregate Earnings in Last FY ($) (e)	Aggregate Withdrawals/ Distributions ($) (f)	Aggregate Balance at Last FYE ($) (g)
Chase Carey	Excess Savings Plan	730,114	242,044	183,636	—	3,604,986
Patrick T. Doyle	Excess Savings Plan	51,139	20,455	28,897	—	717,041
Bruce B. Churchill	Excess Savings Plan	159,631	79,816	94,508	—	981,942
Michael W. Palkovic	Excess Savings Plan	123,892	41,297	4,209	—	169,398
Larry D. Hunter	Excess Savings Plan Executive Deferred Compensation Plan	124,759 0	41,586 0	162,203 56,606	— —	1,357,641 1,056,726

        Savings Plans.    The 401-K Plan is a tax-qualified broad-based employee savings plan that also has an after-tax savings feature. Employees may contribute up to 12% of base salary and annual bonuses up to dollar limits established annually by the IRS. We match 100% of employee contributions up to the first 4% contributed by the employee. The Company-matching contributions vest after three years of service. Employees may invest their contributions in a variety of funds, including a Company stock fund. Withdrawals from the 401-K Plan are permitted as provided by applicable regulations.

        The Excess Savings Plan is a non-qualified pre-tax savings plan that is provided for employees whose base salary and annual bonuses exceed the limits established by the IRS on compensation and benefits for the 401-K Plan. Employee contributions or deferrals to the Excess Savings Plan begin only when the employee has contributed the maximum possible amount permitted by the Code to the 401-K Plan. The Excess Savings Plan has many features that mirror the 401-K Plan including contribution rates, matching and vesting. Employees may invest their contributions into the same funds that are available in the 401-K Plan, however, no actual monies are invested in these funds (to avoid tax consequences that conflict with the pre-tax nature of this Plan), and, thus, these investments are referred to as "notional investments." The value of the notional investments in the employee's account increase and decrease with the value of the selected fund. The Excess Savings Plan permits daily transfers of amounts among the available notional investments except for the DIRECTV Stock Fund, where trades are restricted to open trading periods. To the extent that the notional investment gains exceed employee contributions at the date of distribution, the Company pays the increase in value. The Excess Savings Plan permits distributions following termination of employment as a lump sum and as annual installment payments.

        The Executive Deferred Compensation Plan is a non-qualified pre-tax savings plan for senior executives. The Executive Deferred Compensation Plan was amended effective December 31, 2006, to bar all future contributions. The plan will continue to be administered until all account balances are withdrawn by executives upon termination of employment or retirement. Previous contributions from base salary and bonuses earn interest at a rate that is fixed annually and approximates 120% of 10-year Treasury Note rates, while the value of the previous contributions from stock awards increases and decreases with the stock market price. The Executive Deferred Compensation Plan permits distributions as a lump sum at a specific date during employment and, following termination of employment, as lump sum or annual installment payments.

        Executive Contributions.    The amounts shown in column (c) represent compensation that the named executive officers elected to save into the Excess Savings plan, which was earned in 2007 either as 2007 base salary or as the 2006 annual bonus paid in early 2007. The amounts shown in column (c) that came from 2007 base salary duplicate base salary compensation shown in the 2007 Summary Compensation Table, column (c) on page 37.

        Company-Matching Contributions.    The amounts shown in column (c) represent Company-matching contributions to the Excess Savings Plan. The amounts shown in this column are included in the amounts shown in the 2007 Summary Compensation Table, column (h) and the 2007 Supplementary Table 11, column (c) on page 39.

        Earnings.    The amounts shown in column (e) include gains or losses on notional investments in the Excess Plan Savings Benefit, interest on previous cash contributions to the Executive Deferred Compensation Plan and the change in the market value of notional investments in Company stock units in both plans. The interest and earnings from notional investments in this column are all at market rates and, therefore, are not included in the 2007 Summary Compensation Table, column (g) on page 37.

        Withdrawals and Distributions.    As shown in column (f), there were no withdrawals or distributions in 2007.

        Year-End Balances.    The amounts shown in column (g) represent the closing balance in each executive's Excess Savings Plan account, and, for Mr. Hunter, the Executive Deferred Compensation Plan account, as of December 31, 2007. We have reported in prior proxy statements all executive and Company contributions to the plans and the related plan balances beginning with the first year each named executive officer was first listed in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

Change of Control Agreements with Named Executive Officers

        We have no individual agreements, arrangements or other programs in which additional compensation is paid upon entering into or completing a change-in-control of the Company, nor is additional compensation or severance payable in the event of termination of employment following a change-in-control of the Company beyond amounts otherwise payable upon termination of employment.

Employment Agreements with the Named Executive Officers

        We have an employment agreement with each of the named executive officers (except for Mr. Doyle), which contains terms and conditions of compensation upon termination of employment under various circumstances. We negotiated new employment agreements for Messrs. Carey and Palkovic in 2007 shortly before each agreement was set to expire; the benefits described below are from the new agreements. For Mr. Doyle, the severance compensation discussed below is the general severance compensation for employees. We intend to comply with Sections 162(m) and 409A of the Code, as each applies to compensation payable upon and following a termination of employment of each of the named executive officers.

        The terms and conditions in Mr. Carey's employment agreement for compensation upon termination of employment are summarized as follows:

        Termination.    If Mr. Carey's employment terminates due to his death or disability, Mr. Carey (or his estate or beneficiaries) is entitled to: (i) base salary for the balance of the term of agreement and pro-rated annual bonus earned through the date of termination; (ii) 100% of the RSUs granted in 2007 will vest and be distributed as of the termination date; (iii) the right to exercise any stock options granted in 2004 pursuant to the 2004 Stock Plan until the earlier of 12 months following the date of termination or the expiration date of the options, and (iv) immediate vesting of stock options granted in 2007, which shall remain exercisable until the expiration date, August 13, 2017. If we terminate Mr. Carey's employment for cause or if he resigns without effective termination, both as defined in his agreement, he is only entitled to base salary through the date of termination plus any earned but unpaid bonus for the immediately preceding fiscal year and he would forfeit all RSUs and unexercised options. If Mr. Carey's employment is terminated for any other reason, or if he resigns for effective termination, as defined in his agreement, he is entitled to: (i) an amount equal to the greater of (x) base salary and target bonus for the balance of the term of the agreement or (y) one times base salary and target bonus; (ii) 100% of the RSUs granted in 2007, which will vest and be distributed as of the termination date (subject to Sections 162(m) and 409A of the Code); (iii) the right to exercise options granted in 2004 until the earlier of 12 months following the date of termination or the expiration date of the options; and (iv) immediate vesting of options granted in 2007, which shall remain exercisable until the expiration date, August 13, 2017.

        The terms and conditions in the employment agreements for Messrs. Churchill, Palkovic and Hunter for compensation upon termination of employment are summarized as follows:

        Termination.    If an executive's employment is terminated for cause (as defined in each agreement), he is only entitled to base salary through the date of termination and the bonus and all outstanding stock-based awards are forfeited.

        If the executive's employment terminates due to his death, the executive's estate or beneficiary is entitled to (i) base salary through the date of termination and (ii) pro-rated annual cash bonus received for the fiscal year preceding the date of termination. Stock options for Messrs. Palkovic and Hunter will continue to be exercisable until the earlier of the fifth anniversary of the termination date or the expiration date of the options. Mr. Churchill has no stock options.

        If the executive's employment terminates due to his disability, the executive is entitled to (i) base salary through the date of termination, (ii) pro-rated annual bonus received for the fiscal year preceding the date of termination; and, (iii) until the earlier of the end of the disability or the term of the agreement, the executive will continue to participate in all medical, dental, life insurance and all other employee plans and programs. Stock options for Messrs. Palkovic and Hunter will continue to be exercisable until the earlier of the fifth anniversary of the termination date or the expiration date of the options.

        With respect to any unvested RSUs at the date of termination of employment, the following provisions apply: (i) in the case of termination due to death or disability, RSUs would vest one-third for each full calendar year, subject to adjustment for Company performance and would be payable as each RSU performance period ends and (ii) in the case of termination for cause or voluntary termination by the employee, all RSUs and stock options would be forfeited.

        If Mr. Churchill, Palkovic or Hunter is terminated for any other reason, the executive is entitled to (i) base salary through the date of termination, (ii) pro-rated annual bonus for the calendar year in which employment is terminated, (iii) payment of an amount equal to the sum of current base salary and target bonus (for Mr. Churchill, the amount is one and one-half times this sum), (iv) vesting of equity awards as if the executive had remained employed through the end of the year and, if employment is terminated in December, for one additional year, subject to the terms and conditions of the equity awards, and, (v) until the later of the end of the term of the agreement or 12 months, the executive will continue to participate in medical plans, unless the executive receives earlier coverage from another employer. Stock options for Messrs. Palkovic and Hunter will continue to be exercisable until the earlier of the fifth anniversary of the termination date or the expiration date of the options. The executive shall be entitled to these benefits also in the case of any adverse change in the scope of job responsibilities or reporting relationship, and, for Mr. Churchill, a change in the principal place of employment from New York, New York, and for Mr. Palkovic, a change in the principal place of employment from El Segundo, California, in each case without the consent of the executive. In consideration of Messrs. Palkovic's and Hunter's noncompetition and confidentiality commitments, which extend for 12 months following the termination of employment, each would receive, additionally, the sum of his base salary and target bonus valued at the date of termination of employment. In the event that the Company adopts a severance plan applicable to comparable executives that provides for payments or benefits that are more favorable to executives than the provisions of the employment agreements, then the executive will be entitled to the more favorable payments or benefits subject to the terms and conditions of such plan.

        If Mr. Doyle's employment is terminated for cause, he is only entitled to base salary through the date of termination and the bonus and all outstanding stock-based awards are forfeited. If his employment terminates due to his disability or death, he or his estate or beneficiary is entitled to (i) base salary through the date of termination and (ii) pro-rated annual bonus for the current fiscal year if at least six months of service were completed in that year. Stock options will continue to be exercisable until the earlier of the fifth anniversary of the termination date or the expiration date of the options. RSUs would vest one-third for each full calendar year, subject to downward adjustment for Company performance and would be payable as each RSU performance period ends. If Mr. Doyle is terminated for any other reason, he is entitled to (i) base salary through the date of termination, (ii) pro-rated annual bonus for the calendar year in which employment is terminated if at least six months of service were completed in that year, (iii) payment of an amount equal to his current base salary, (iv) outplacement and, (v) for 12 months, he would continue to participate in medical plans, unless he receives earlier coverage from another employer. Stock options will continue to be exercisable until the earlier of the fifth anniversary of the termination date or the expiration date of the options. RSUs would vest one-third for each full calendar year, subject to adjustment for Company performance and would be payable as each RSU performance period ends.

        "Cause" in Mr. Carey's agreement shall mean: (i) executive's willful and continued failure to perform his material duties (other than due to Disability); (ii) the commission of any fraud, misappropriation or misconduct by executive that causes demonstrable material injury to the Company; (iii) executive's conviction of, or plea of guilty or nolo contendere to, a felony; (iv) the failure by executive to comply, in any material respect, with any applicable restrictive covenants, any other undertaking set forth in his employment agreement or any other agreement executive has with the Company or any breach by executive thereof, if such failure or breach is reasonably likely to result in a demonstrable material injury to the Company, in each case, that is not cured, within 30 days of written notice from the Company or otherwise satisfactorily explained.

        For Messrs. Churchill, Hunter and Palkovic, "Cause" in each executive's agreement shall mean (i) the executive is convicted of, or pleads guilty or nolo contendere, to a felony; (ii) the executive engages in conduct that constitutes continued willful neglect or willful misconduct in carrying out duties under the agreement, resulting in economic harm to or damage to the reputation of the Company; or (iii) the executive breaches any material affirmative or negative covenant or undertaking in the agreement, which breach is not substantially cured within fifteen days after written notice to the executive specifying such breach.

        "Disability" in Mr. Carey's agreement shall mean the inability to perform all of his material duties under the agreement for more than 180 days in any 360-day period because of physical or mental incapacity or illness that is reasonably likely to continue indefinitely. For Messrs. Churchill and Hunter, "Disability" in each executive's agreement shall mean the inability to substantially perform the executive's duties and responsibilities for a period of 120 consecutive days.

        "Effective Termination" in Mr. Carey's agreement shall mean the occurrence of any of the following, without executive's consent, subject to the Company's right to cure: (i) executive is required to report to any person or group, other than the Board or the Board is not the Board of Directors of a public company; (ii) a reduction in executive's base salary or bonus opportunity; (iii) the assignment of duties inconsistent with, or the significant reduction of the titles, powers, duties and functions associated with his positions, titles or offices; or (iv) the relocation of executive's principal office to a location more than 50 miles from the New York City or Los Angeles metropolitan area.

        The descriptions of each executive's employment agreement are qualified in their entirety by reference to the full agreement, which for Mr. Carey is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 14, 2007; for Mr. Churchill is attached as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the SEC on February 12, 2007; for Mr. Palkovic is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 9, 2007; and for Mr. Hunter is attached as Exhibit 10.3 to the Current Report on Form 8K filed by the Company with the SEC on February 12, 2007. These documents may be accessed through the Company's website at www.directv.com/investor or through the SEC's website at www.sec.gov.

Values of Potential Payments upon Termination of Employment as of December 31, 2007

        Potential payments upon termination of employment in the following discussion were calculated under the terms and conditions of each executive's employment agreement. If not specifically addressed in the employment agreement, then payments were determined under the terms and conditions of each of the separate compensation and benefit plan documents. All payments are subject to Sections 162(m) and 409A of the Code, as each applies to compensation payable upon and following a termination of employment of each of the named executive officers.

        Benefit amounts payable from health and welfare plans and the 401K plan that are generally available to all employees have been excluded from the following discussion. For termination for cause, excess savings plan values are assumed to be derived from the executive's own savings contributions and would likely remain payable, while excess pension values are assumed to be entirely derived from Company contributions and would likely be forfeited. Benefits payable from the pension plans are shown on the 2007 Pension Benefits Table on page 48 and savings account balances other than the 401K plan are shown in the 2007 Non-Qualified Deferred Compensation Table on page 51. For voluntary termination, unexercised stock options are cancelled immediately following the date of voluntary termination of employment. Therefore, we assume that if vested stock options held by Messrs. Carey, Doyle, Palkovic or Hunter are "in the money," that is, the market price of the stock was greater than the exercise price of the stock option, then the executive would exercise the vested stock options on the last day of employment. Stock Option and RSU values are in the 2007 Outstanding Equity Awards at Fiscal Year-End Table on page 46. Bonuses and RSUs paid for performance periods ending December 31, 2007, are shown in the 2007 Summary Compensation Table on page 37 and the 2007 Option Exercises and Stock Vested Table on page 48. All amounts would be payable in a lump sum except Mr. Carey has made an election to convert the Excess Pension Plan value to 60 monthly payments; Mr. Doyle has made an election to convert the Excess Pension Plan value to 60 monthly payments and the Excess Savings Plan value to five annual payments; and Mr. Hunter has made an election to convert the Excess Savings Plan value to five annual payments.

        Mr. Carey:

  •
  For termination for cause, he would receive no compensation beyond his accrued and vested savings and pension plan benefits and, for voluntary termination, the additional value of his vested stock options. Unvested stock options and RSUs would be cancelled.

  •
  For death or disability, in addition to the accrued and vested savings and pension benefits and vested stock options, he would receive $6,666,000 in respect of base salary payable over the remaining term of his employment agreement, his unvested stock options from the 2007 grants would vest (valued at $834,486 at December 31, 2007) and the 2007 RSUs would vest (valued at $9,916,168 at December 31, 2007), subject to Section 162(m) of the Code.

  •
  For involuntary termination without cause, in addition to the accrued and vested savings and pension benefits and vested stock options, he would receive $16,665,000 in severance, his unvested stock options from the 2007 grants would vest (valued at $834,486 at December 31,

    2007) and the 2007 RSUs would vest (valued at $9,916,168 at December 31, 2007), subject to Section 162(m) of the Code.

        Mr. Doyle:

  •
  For termination for cause, he would receive no compensation beyond his accrued and vested savings and pension plan benefits and, for voluntary termination, the additional value of his vested stock options.

  •
  For death or disability, in addition to the accrued and vested savings and pension benefits and his vested stock options, vested RSUs (valued at $655,067 at December 31, 2007) would be payable at the scheduled dates, subject to Company performance.

  •
  For involuntary termination without cause, in addition to the accrued and vested savings and pension benefits, and vested stock options, he would receive $500,000 in severance, vested RSUs (valued at $655,067 at December 31, 2007) would be payable at the scheduled dates, subject to Company performance, his medical benefit continued for one year is valued at $15,144 and outplacement is valued at $20,000.

        Mr. Churchill:

  •
  For termination for cause and for voluntary termination, he would receive no compensation beyond his accrued and vested savings and pension plan benefits.

  •
  For death or disability, in addition to the accrued and vested savings and pension benefits, he would receive a bonus of $1,200,000, vested RSUs (valued at $2,157,867 at December 31, 2007) would be payable at the scheduled dates, subject to Company performance, and for disability only, his medical and long-term disability benefits continued for two years are valued at $30,288 and $1,997, respectively.

  •
  For involuntary termination without cause, in addition to the accrued and vested savings and pension benefits, he would receive $3,465,000 in severance, vested RSUs (valued at $2,157,867 at December 31, 2007, would be payable at the scheduled dates, subject to Company performance, and his medical benefit continued for two years is valued at $30,288.

        Mr. Palkovic:

  •
  For termination for cause, he would receive no compensation beyond his accrued and vested savings and pension plan benefits and $79,733 in paid time off accrued before his election as an officer in 2005, and, for voluntary termination, the additional value of his vested stock options.

  •
  For death or disability, in addition to the accrued and vested savings and pension benefits and $79,733 in paid time off accrued before his election as an officer in 2005 and the value of his vested stock options, he would receive a bonus of $500,000, vested RSUs (valued at $1,213,800 at December 31, 2007) would be payable at the scheduled dates, subject to Company performance, and for disability only, his medical and long-term disability benefits continued for three years are valued at $45,432 and $2,995, respectively.

  •
  For involuntary termination without cause, in addition to the accrued and vested savings and pension benefits and $79,733 in paid time off accrued before his election as an officer in 2005 and vested stock options, he would receive $2,628,000 in severance (including the value of complying with his non-compete agreement payable after 12 months), vested RSUs (valued at $2,003,733 at December 31, 2007) would be payable at the scheduled dates, subject to Company performance, and his medical benefit continued for three years is valued at $45,432.

        Mr. Hunter:

  •
  For termination for cause, he would receive no compensation beyond his accrued and vested savings and pension plan benefits and, for voluntary termination, the additional value of his vested stock options.

  •
  For death or disability, in addition to the accrued and vested savings and pension benefits and vested stock options, he would receive a bonus of $500,000, vested RSUs (valued at $1,213,800 at December 31, 2007) would be payable at the scheduled dates, subject to Company performance, and for disability only, his medical and long-term disability benefits continued for two years are valued at $29,002 and $1,997, respectively.

  •
  For involuntary termination without cause, in addition to the accrued and vested savings and pension benefits and vested stock options, he would receive $2,626,000 in severance (including the value of complying with his non-compete agreement payable after 12 months), vested RSUs (valued at $2,003,733 at December 31, 2007) would be payable at the scheduled dates, subject to Company performance, and his medical benefit continued for two years is valued at $29,002.

2007 Director Compensation

        Only independent directors receive compensation for serving on the Board of Directors. All directors are eligible for complimentary DIRECTV programming and, on the same basis as employees, matching of charitable gifts. Independent directors are reimbursed for travel expenses incurred in connection with their duties as directors. Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for indemnification of the Company's directors and officers and we maintain director and officer liability insurance.

        There are no separate benefit plans for directors, other than as described in this section. Directors are not eligible to participate in any compensation or benefit program for the Company's employees, except for Mr. Carey, who is an employee director. The directors have set a stock ownership guideline to retain all stock-based compensation for the duration of their term on the Board.

        Many aspects of compensation for the Company's directors are similar to those of the executives.

  •
  Directors' compensation is evaluated against the same peer group of companies.

  •
  Target levels of Board and Committee compensation are approximately at the median for the peer group.

  •
  Stock-based compensation exceeds 50% of total compensation.

  •
  To assist in determining the forms and levels of director compensation, the Compensation Committee has engaged the same independent Consultant as it uses for executive compensation.

        The 2007 Director Compensation Table and the notes following the table provide information regarding compensation paid to the directors of the Company. As an employee director, Mr. Carey receives no compensation for his role as a director.

2007 DIRECTOR COMPENSATION

Name (a)	Fees earned or paid in cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (d)	Total ($) (e)
K. Rupert Murdoch	0	0	9,668	9,668
Neil R. Austrian	100,008	142,342	5,762	248,112
Ralph F. Boyd, Jr.	105,007	142,342	6,017	253,366
Peter Chernin	0	0	8,157	8,157
James M. Cornelius	105,007	142,342	26,391	273,740
David F. DeVoe	0	0	6,477	6,477
Charles R. Lee	114,614	142,342	27,057	284,013
Peter A. Lund	105,841	142,342	6,534	254,717
Nancy Newcomb	95,004	126,118	25,700	246,822
Haim Saban	90,846	141,865	14,181	246,892

        Cash Compensation.    The amounts shown in column (b) represent the cash compensation paid to or deferred by the independent directors during 2007. Deferrals are discussed under "Savings Plan" below. Retainers for the independent directors were paid in cash in 2007 as follows:

2007 SUPPLEMENTARY TABLE 14—BOARD OF DIRECTORS RETAINERS(1)

Annual Retainer	$80,000
Audit Committee Chair	$25,000
Other Committee Chair	$20,000
Audit Committee Member	$15,000
Other Committee Member	$10,000

(1)
The Company does not pay any compensation on a "per meeting" basis.

        Stock Compensation.    The amounts shown in column (c) represent the aggregate expense recognized for financial statement reporting purposes in 2007 for all unvested grants in accordance with SFAS 123R for the directors, but excluding estimates for forfeitures related to service based vesting conditions. In 2007, this amount includes the expense for shares granted in 2007 and for 2004, 2005 and 2006 undistributed stock grants that were paid in 2007 as an accelerated distribution as discussed below. Refer to Note 13: Share-Based Payment of the Notes to the Consolidated Financial Statements of our Form 10-K for the fiscal year ended December 31, 2007 for a discussion of the assumptions made in the valuation of the amounts shown in this column.

        The fair market value on the February 9, 2007 grant date of the shares paid for the directors' 2007 stock compensation was $24.82 per share, which is the closing stock price of the Common Stock on that date.

        In 2007, the Board modified the method of determining the annual amount of stock-based compensation. Each year, the number of shares will be determined as $100,000 in value divided by the closing stock market price of the Common Stock on the date that is two days after the Company releases its earnings information for the prior year, rounded up to the next higher 10 shares. Based on the $24.82 per share closing price on February 9, 2007, this calculation yielded a payment of 4,030 shares worth $100,025 payable to each independent director. These shares are payable in a lump sum to the independent directors as soon as practicable after the grant date.

        Also in 2007, there were material modifications to previous stock awards made to the independent directors. Concurrent with the revised stock compensation calculation effective for 2007, the Board determined that all previously granted but undistributed RSUs would accelerate and that the shares would be immediately payable, so that all remaining prior stock grants were treated as 2007 lump sum payments in the same manner as the 2007 stock compensation.

        Savings Plan.    The independent directors are eligible to participate in The DIRECTV Group, Inc. Deferred Compensation Plan for Non-Employee Directors or the Directors Deferred Compensation Plan, which is a non-qualified pre-tax savings plan. A director elects to contribute or defer any combination of cash compensation up to 100% and stock compensation up to 100% or elect not to participate at all. Deferrals of cash compensation are credited at the director's annual election either to an interest bearing account (at an interest rate that is fixed annually and approximates 10-year Treasury Note rates) or converted to RSUs; deferrals of stock compensation are converted to RSUs. No portion of the interest was above market rates. The value of the RSUs increases and decreases with the market value of the Common Stock. Directors elect to have payments made as a lump sum or in up to 10 annual installments, beginning in the year following the year a director ceases to serve on the Board.

        All Other Compensation.    In this table and the discussion following, we identify the nature and value of all other compensation earned by the directors other than Mr. Carey.

2007 SUPPLEMENTARY TABLE 15—BOARD OF DIRECTORS—ALL OTHER COMPENSATION

Name (a)	Tax Reimbursements ($) (b)	Payments and Promises of Payments Pursuant to Director Legacy Programs and Similar Charitable Award Programs ($) (c)	Other ($) (d)	Total ($) (e)
K. Rupert Murdoch	4,544	0	5,124	9,668
Neil R. Austrian	2,708	0	3,054	5,762
Ralph F. Boyd, Jr.	2,828	0	3,189	6,017
Peter F. Chernin	3,834	0	4,323	8,157
James M. Cornelius	3,004	20,000	3,387	26,391
David F. DeVoe	3,044	0	3,433	6,477
Charles R. Lee	3,317	20,000	3,740	27,057
Peter A. Lund	3,071	0	3,463	6,534
Nancy Newcomb	2,679	20,000	3,021	25,700
Haim Saban	6,665	0	7,516	14,181

        Tax Reimbursements and Other.    Each director receives complimentary DIRECTV service and selects any programming provided by DIRECTV. The IRS requires the value of the programming to be reported as taxable income for each director. To maintain the complimentary intent of this program, a cash payment is made to each director such that, after taxes, there would be no expense to the director. Column (d) entitled "Other" represents the value of complimentary DIRECTV programming, while column (b) entitled "Tax Reimbursements" reflects the cash payment made to offset the taxable value of the complimentary DIRECTV programming.

        Payments and Promises of Payments Pursuant to Director Legacy Programs and Similar Charitable Award Programs.    Members of the Board of Directors along with all active, full-time employees of DIRECTV are eligible for the Charitable Matching Gift Program in which the Company will match dollar for dollar gifts ranging from a minimum of $25 for a single gift to a maximum of $20,000 for all gifts in any calendar year. Charitable organizations must qualify as tax-exempt, nonprofit organizations as defined under Section 501(c)(3) of the Code as a condition of receiving a matching gift. Gifts that are made as a consequence of, or that lead to a material, direct benefit to the donor, a member of the donor's family or an individual designated by the donor are not eligible for a matching donation nor are gifts to scholarship funds established in the name of the donor or for which the scholarship recipient is designated by the donor. For Messrs. Cornelius and Lee and Ms. Newcomb, the maximum charitable gifts were made in 2007 and the corresponding Company match was paid or accrued in 2008. Mr. Carey is eligible to participate in the Charitable Matching Gift Program; matching gifts on behalf of Mr. Carey are reported in column (h) of the 2007 Summary Compensation Table on page 37.

        2007 Supplementary Table 16 lists the aggregate number of stock options outstanding for each director (other than Mr. Carey) as of December 31, 2007. There are no other outstanding stock units for the directors as of December 31, 2007.

2007 SUPPLEMENTARY TABLE 16—BOARD OF DIRECTORS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name (a)	Grant Date (b)	Number of securities underlying unexercised Options (#) Exercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Option Value at Year-End ($) f)
K. Rupert Murdoch, Neil R. Austrian, Ralph F. Boyd, Jr., Peter F. Chernin, David F. DeVoe, Charles R. Lee, Nancy Newcomb, Haim Saban	N/A	0	N/A	N/A	N/A
James M. Cornelius	4/1/00 2/1/01	4,998 2,777	40.92 27.37	4/2/10 2/1/11	0 0
Peter A. Lund	1/7/02	5,000	16.54	1/8/12	32,900

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by 17 CFR §229.402(b). Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company's proxy statement on Schedule 14A for the Annual Meeting of stockholders to be held June 3, 2008.

                      CHARLES R. LEE, CHAIR
                       NEIL R. AUSTRIAN
                       PETER A. LUND
                      HAIM SABAN

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        During 2007, three persons served as members of the Compensation Committee for the entire year: Charles R. Lee, Chair, Peter A. Lund and Haim Saban. In February 2008, Mr. Austrian joined the Compensation Committee. Each member of the Compensation Committee has been determined by the Board to be an "independent director" as defined in the By-Laws and the applicable rules of the NASDAQ.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders(3)	58,051,035	$28.69	25,364,649
Equity compensation plans not approved by security holders	0	0	0
Total	58,051,035	$28.69	25,364,649

(1)
More detailed information regarding outstanding option grants and RSU awards is provided in Note 13: Share-Based Payments of the Notes to the Consolidated Financial Statements in the 2007 Form 10-K which is included in the Annual Report that is being provided to stockholders with this proxy statement.

(2)
The number of securities to be issued upon exercise of outstanding options, warrants and rights and weighted-average exercise price of awards issued under plans approved by stockholders includes 9,416,496 RSUs that had not vested as of year-end but the weighted-average exercise price in Column (b) is for options only. RSUs are time-based and Company performance-based awards and do not require any payment by the grantee to the Company. The weighted-average grant-date fair value of all unvested RSUs at December 31, 2007 was $17.99.

(3)
Plans adopted prior to the split-off of the Company from General Motors Corporation, or GM, were approved by GM as the sole stockholder of the Company. The DIRECTV Group, Inc. 2004 Stock Plan was approved by the Company's stockholders at the 2004 Annual Meeting and The DIRECTV Group, Inc. Amended and Restated 2004 Stock Plan was approved by the Company's stockholders at the 2007 Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In connection with the acquisition by News Corporation of its interest in the Company as part of the split-off of the Company from GM in 2003, the certificate of incorporation and by-laws of the Company were amended to provide that the Audit Committee shall have the authority to review, consider and pass upon any transaction by the Company and its subsidiaries that the Audit Committee determines is a related-party transaction. The process for this review is also discussed in the Audit Committee Charter which may be accessed on the Company's website at www.directv.com/investor. The Audit Committee has adopted policies and procedures for related-party transactions. Prior to the Liberty Transaction, certain matters involving News Corporation or its subsidiaries were considered by the Audit Committee. As a result of the Liberty Transaction, transactions with News Corporation and its Affiliates are no longer considered to be related-party transactions. Subsequent to the Liberty Transaction, transactions with Liberty and its Affiliates will be subject to review pursuant to the policies and procedures of the Audit Committee. As a result of its review, the Audit Committee approved or ratified several transactions which are described below.

Transactions between the Company and News Corporation and its Subsidiaries

        Prior to the acquisition of its interest in the Company, in December 2003, News Corporation and its subsidiaries were engaged in a broad range of relationships with the Company and its subsidiaries. To the extent that those relationships were documented in agreements executed prior to that time, the Company believes that the terms and conditions of all such arrangements were negotiated as arm's length transactions with an unaffiliated entity and are fair and reasonable.

        Relationships with News Corporation and its affiliates prior to the consummation of the Liberty Transaction are in the following areas:

        Obligations and Rights Arising out of the News Transactions:    As part of the transactions by which News Corporation acquired its interest in the Company, or the News Transactions, the Company is party to several agreements with News Corporation and with GM. Among other things, under the transaction agreements, each of GM, News Corporation and the Company provides limited indemnification for certain claims that could arise from the completion of the News Transactions. There are also agreements between the Company and News Corporation regarding certain employment matters. These matters are discussed in more detail in our Registration Statement on Form S-4 that was filed with the SEC in connection with the News Transactions. The Company believes that all of these various agreements were entered into on an arm's-length basis and that the terms and conditions are fair to the Company.

        Obligations and Rights Arising out of the Liberty Transaction:    On February 25, 2008, the Federal Communications Commission, or FCC, announced that it had approved the consolidated application of News Corporation, Liberty and the "Company to transfer de facto control, under applicable FCC regulations, of various FCC licenses and authorizations held by the Company and its subsidiaries from News to Liberty, subject to certain conditions.

        As one of the conditions, the FCC is requiring that, within one year of the close of the Liberty Transaction, all of the attributable interests connecting the separate operations in Puerto Rico of the Company and of a subsidiary of Liberty Global, Inc., or Liberty Global, must be severed through divestiture or by otherwise making the interest non-attributable, in accordance with applicable FCC regulations. We refer to this as the FCC Puerto Rico Condition. Liberty Global was not a party to the application, but John Malone is deemed to have an attributable interest (under FCC regulations) in both Liberty Global and Liberty, and, upon completion of the Liberty Transaction, is also deemed to have such an attributable interest in the Company, due to his direct or indirect ownership interests, and positional interests, in each company.

        Since neither News Corporation nor Liberty may be able to satisfy the FCC Puerto Rico Condition in accordance with its terms, they had requested the Company to agree to do so, and the parties negotiated the Separation Agreement summarized below. The Company evaluated these arrangements as related-party transactions subject to review and approval by the Company's Audit Committee in accordance with the Certificate of Incorporation and the By-Laws, and such request was also subject to review and approval by the Special Committee (also comprised entirely of independent directors) of the Board of Directors of the Company which was established in August 2006 to consider any actions to be taken by the Company in connection with the Liberty Transaction. Such committees approved the arrangements summarized in the following paragraph.

        After the issuance of the FCC Notice, the Company and News Corporation entered into a Separation Agreement dated as of February 26, 2008, or Separation Agreement, which has been filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 27, 2008. Pursuant to the Separation Agreement, the subsidiary of News Corporation transferred to Liberty in the Liberty Transaction agreed to make a capital contribution to the Company in cash in the amount of $160 million. In addition, at the closing of the Liberty Transaction, the parties entered into the other arrangements provided for in the Separation Agreement, including cost reimbursement, indemnities and commercial arrangements relating to the separation of DIRECTV from News Corporation. Also, the Company agreed, subject to applicable laws, that the FCC Puerto Rico Condition will be satisfied, modified or waived within the one year period specified in the FCC Notice.

        Facilities:    The Company has arrangements with News Corporation affiliates regarding the use of office space for its offices in New York City and in Washington, D.C. In addition, DIRECTV Latin America has similar arrangements with a News Corporation affiliate to use space for its headquarters. In each case, the terms and conditions associated with the arrangements have been reviewed and approved by the Audit Committee after review and comparison with alternatives available from independent third parties. The Company will vacate these facilities during 2008.

        Programming:    DIRECTV U.S. and DIRECTV Latin America purchase programming created or owned by News Corporation and its subsidiaries. DIRECTV U.S. has programming and retransmission agreements with Fox Entertainment for Fox News Channel, Fox Sports Networks, FX Networks and others. DIRECTV U.S. also obtains foreign language programming for its U.S. service from affiliates of News Corporation.

        DIRECTV U.S. also has an agreement with TV Guide Networks, Inc. pursuant to which DIRECTV U.S. licenses the rights to distribute the TV Guide Channel to its subscribers.

        Similarly, DIRECTV Latin America obtains programming from News Corporation and its subsidiaries. Such programming includes Fox Sports Latin America, Speed Channel, Canal Fox, National Geographic, Fox Life, FX and Fox News. DIRECTV Latin America also has purchased rights to broadcast cricket in Latin America from a News Corporation subsidiary. In cases where agreements have been executed subsequent to the News Transactions, the Audit Committee has reviewed and approved the arrangements based on a consideration of the contract terms and comparable arrangements with independent third parties.

        Middleware:    DIRECTV U.S. has an agreement with NDS to provide a customized middleware platform for DIRECTV U.S. set top boxes which permits the delivery of a simplified, more consistent on-screen user interface as well as to support the deployment of new interactive services. News Corporation controls approximately 96% of the voting power of NDS.

        Interactive Program Guides:    DIRECTV U.S. has license and distribution agreements with Gemstar-TV-Guide Interactive, Inc., providing DIRECTV U.S. with rights to utilize Gemstar-TV Guide's intellectual property and technology, as well as its TV Guide brand, in interactive program guides across the DIRECTV U.S. subscriber base. When these agreements were entered into, News Corporation owned approximately 41% of Gemstar-TV Guide's common stock.

        Conditional Access:    DIRECTV U.S. has an agreement with NDS for the provision of conditional access products and services, including smart cards, a key component of the access system. NDS is the exclusive provider of smart cards and conditional access services for DIRECTV U.S., and will be responsible for developing new smart cards for introduction periodically during the term of the agreement, which continues through June 2013. New generation cards required to replace older cards in existing DIRECTV U.S. receivers will be provided at fixed agreed prices. DIRECTV U.S. is also paying NDS a monthly fee per subscribed household and per active smart card. The contract can be extended for two additional one year periods at the sole discretion of DIRECTV U.S. The agreement includes a transition process which allows DIRECTV U.S., in the event the agreement will terminate, to prepare for transition to another provider, including access and licenses to required technology, in exchange for agreed transition payments. NDS also provides conditional access services to DIRECTV Latin America, including design, manufacture and distribution of the smart cards used to encrypt the DIRECTV service. NDS also operates the conditional access centers and provides signal security services for DIRECTV Latin America.

        Interactive:    NDS also provides some development tools that are used to create interactive applications for DIRECTV Latin America. Visionik, which was acquired in 2003 by NDS, provides interactive games used in the DIRECTV Latin America interactive television service.

        Services:    Through March, 2007, News Corporation or its subsidiaries made available the services of certain of its employees, on a non-exclusive basis to DIRECTV U.S. subject to payment or reimbursement by DIRECTV U.S. of a portion of the compensation and benefits of such employees as agreed on a case-by-case basis.

        Aggregate amounts for sales and purchase transactions with related parties are disclosed in Note 15: Related-Party Transactions of the Notes to the Consolidated Financial Statements in the 2007 Form 10-K which is included in the Annual Report that is being provided to stockholders with this proxy statement.

Relationship between the Company and Liberty

        Existing relationships with Liberty and its subsidiaries are in the following areas:

        Obligations and Rights Arising Out of the Liberty Transaction:    As part of the Liberty Transaction, the Company is party to certain agreements which are described above.

        Programming:    DIRECTV U.S. and DIRECTV Latin America purchase programming created, owned or distributed by Liberty and its subsidiaries. DIRECTV U.S. has programming agreements with Game Show Network, QVC and STARZ/Encore. DIRECTV Latin America has programming agreements with STARZ/Encore.

        Interactive Games:    DIRECTV U.S. has an agreement with SkillJam Technologies Corporation, or SkillJam, a subsidiary of Liberty, pursuant to which SkillJam has developed interactive games for DIRECTV U.S. and provides related services and support.

        The following table summarizes sales to and purchases (primarily programming payments) made by DIRECTV U.S. and DIRECTV Latin America to Liberty and its subsidiaries for the fiscal year ended December 31, 2007.

Year Ended December 31, 2007
(Dollars in Millions)
DIRECTV U.S.
Payments from Liberty and its subsidiaries	$32
Payments made to Liberty and its subsidiaries	265
DIRECTV Latin America
Payments from Liberty and its subsidiaries	$—
Payments made to Liberty and its subsidiaries	3

        Other Relationships:    In addition, the Company is aware that Mr. Malone may be deemed to control approximately 30.7% of the voting power of Discovery Holding Company, or DHC, and is its Chairman and Chief Executive Officer. DHC is a holding company, which owns 66 2/3% of Discovery Communications Holding, LLC, or Discovery. Discovery is considered an equity affiliate of DHC, due to governance rights possessed by an unrelated entity, which restrict DHC's ability to control Discovery. DIRECTV U.S. and DIRECTV Latin America purchase programming created, owned or distributed by Discovery and its subsidiaries. DIRECTV U.S. has programming agreements with Animal Planet, BBC America, Discovery Channel, Discovery Health, Discovery HD Theater, Discovery Home, Discovery Kids, Science Channel, Investigation Discovery, Discovery Digital Networks, Discovery Commerce, Fit TV, Military Channel, The Learning Channel, and Discovery en Espanol. DIRECTV Latin America has programming agreements with Animal Planet, Discovery Channel, Discovery Home & Health, Discovery Kids, Discovery Travel & Living, BBC America and Science Channel. The Company is also aware that Mr. Malone has relationships with other entities through equity ownership and/or as an officer or director and that Liberty has minority ownership interests in various other entities that have business relationships with the Company and its subsidiaries. Such entities include: IAC/InterActiveCorp., which owns HSN which is carried on DIRECTV U.S.; Crown Media Holdings, Inc., or Crown Media, which owns the Hallmark Channel which is carried by DIRECTV U.S. and DIRECTV Latin America; LodgeNet Entertainment Corporation, which provides in-room video and Internet services in hotels and motels; Time Warner, Inc. and Viacom, Inc., each of which provides programming carried by DIRECTV U.S. and DIRECTV Latin America; and WildBlue Communications, Inc., from which DIRECTV U.S. acquires wholesale broadband service which it resells to its customers in the United States. Based on information provided by Liberty, the Company does not believe that any of these parties would currently be considered related parties.

Relationships between the Company and Certain Other Parties

        Hallmark Channel:    DIRECTV U.S. is party to an agreement with Crown Media, dated as of August 20, 2001, whereby DIRECTV U.S. obtained stock in Crown Media and the right to have one observer attend meetings of the Crown Media Board of Directors. The stock was given as partial consideration for carriage by DIRECTV U.S. of Crown Media's Hallmark channel. Mr. Malone, as noted above has certain relationships with Crown Media and Mr. Lund, a Director of the Company since 2000, is also a Director and member of the audit committee of Crown Media.

        Univision Communications, Inc:    Univision Communications, Inc., or Univision, provides programming to DIRECTV U.S. Mr. Saban, a Director of the Company since 2004, is Chairman of the Board of Univision and, through entities controlled by him, owns approximately 8% ownership interest in Univision.

AUDIT COMMITTEE REPORT

        The Audit Committee of The DIRECTV Group, Inc. Board of Directors, or the Audit Committee, is currently composed of four independent directors and operates under a written charter adopted by the Board of Directors. The members of such Committee are James M. Cornelius (Chair), Ralph F. Boyd, Jr., Peter A. Lund and Nancy S. Newcomb. Each was a member of the Audit Committee for all of 2007.

        Among its other duties, the Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

        Management is responsible for internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended or supplemented.

        The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No.1, "Independence Discussions with Audit Committees" as modified or supplemented and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent registered public accounting firm and the Audit Committee's review of the representation of management and the reports of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

                      JAMES M. CORNELIUS, CHAIR
                      RALPH F. BOYD, JR
                      PETER A. LUND
                      NANCY S. NEWCOMB

FEES PAID TO OUTSIDE INDEPENDENT REGISTERED ACCOUNTING FIRM

        For the years ended December 31, 2007 and 2006, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), which includes Deloitte Consulting.

        Audit and audit-related fees aggregated $4,657,000 and $4,451,000 for the years ended December 31, 2007 and 2006, respectively, and were composed of the following:

Audit Fees

        The aggregate fees billed for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2007 and 2006, the audit of management's assessment of internal controls over financial reporting as of December 31, 2007 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q were $4,276,000 in 2007 and $3,878,000 in 2006.

Audit-Related Fees

        The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2007 and 2006 were $381,000 and $573,000 respectively. Fees for both years include the audits of the benefit plans of the Company, accounting research and consultation. The fees for 2007 include fees related to due diligence for a transaction in Brazil.

Tax Fees

        The aggregate fees billed for tax services for the fiscal years ended December 31, 2007 and 2006 were $81,000 and $67,000 respectively. These fees relate to tax consultations and services related to domestic and foreign office compliance in both 2007 and 2006.

Other Fees

        The Company did not incur any fees for other services from Deloitte & Touche in either 2006 or 2007.

Audit Committee Approval Policy

        The Audit Committee is directly responsible for the appointment, retention and termination, compensation and oversight of the work of any registered public accountant providing any audit or attest services to the Company, including Deloitte & Touche. The approval of the Audit Committee is required, prior to commencement of work, of all audit, audit-related, internal control-related, tax and permissible non-audit services to be provided to the Company by our independent auditors. As part of the approval process, the Audit Committee review includes the proposed scope of work and the proposed fee for any engagements, including the annual audit of each fiscal year. All of the services described above in the sections entitled "Audit Fees", "Audit-Related Fees", "Tax Fees", and "All Other Fees" were approved by the Audit Committee.

PROPOSAL 2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected the firm of Deloitte & Touche LLP to audit the consolidated financial statements and internal control over financial reporting of the Company for the fiscal year ending December 31, 2008. Deloitte & Touche LLP audited the consolidated financial statements and internal control over financial reporting of the Company for the fiscal year ended December 31, 2007.

In connection with the engagement of Deloitte &Touche LLP, the Company entered into an engagement agreement with such firm which includes the terms by which Deloitte & Touche LLP will perform audit and other services for the Company. That agreement includes alternative dispute resolution procedures and an exclusion of punitive damages.

        Representatives of Deloitte & Touche LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

        The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

        In order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2009 Annual Meeting of Stockholders, proposals of stockholders intended to be presented for action at that meeting or nomination of persons for election to the Board must be received by the office of the Secretary of the Company either by mailing your proposal by first class mail with sufficient postage to The DIRECTV Group, Inc., Attention: Secretary, 2230 E. Imperial Highway, El Segundo, CA 90245 or by faxing to the attention of the Secretary at 1-310-964-0839, by either means no later than December 24, 2008.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

        Under the By-Laws, notice of any other matter intended to be presented by a stockholder for action at the 2009 Annual Meeting must be sent by first class mail and addressed to the office of the Secretary of the Company at 2230 E. Imperial Highway, El Segundo, CA 90245 or faxed to the attention of the Secretary at 1-310-964-0839, and must contain the information required by the By-Laws. The notice must be received by the Secretary of the Company during the period from November 24, 2008 through December 24, 2008. However, if the date of the 2009 annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2008 Annual Meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of (i) January 5, 2009 (the 150th day prior to the first anniversary of the 2008 Annual Meeting) or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

        In the case of proposed nominees, the notice of nomination must include all information required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to the Securities Exchange Act of 1934, as amended, and must be accompanied by the nominee's written consent to serve as a director if elected.

        Also, if the number of Directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Corporation on or prior to December 24, 2008, then a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered by first class mail to the Secretary at 2230 E. Imperial Highway, El Segundo, CA 90245 or faxed to the attention of the Secretary at 310-964-0839, not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. For purposes of this proxy statement, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nominee that does not comply with these and other applicable requirements.

OTHER MATTERS

        The enclosed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment on any additional matters that may properly come before the Annual Meeting.

        If you vote by mail, we encourage you to specify your choices by marking the appropriate boxes on the enclosed proxy card. You do not need to mark any boxes if you wish to vote according to the Board of Directors' recommendations; just sign, date and return the proxy in the enclosed envelope. If you vote through the Internet or by telephone, simply follow the instructions on the proxy card. Thank you for your cooperation and prompt response.

By order of the Board of Directors

Larry D. Hunter Secretary

THE DIRECTV GROUP, INC.
2008 ANNUAL MEETING

Tuesday, June 3, 2008
10:00 AM

Hilton Hotel New York
1335 Avenue of the Americas
New York, New York

Admission Ticket

        Directions—The Hilton Hotel New York is located at 1335 Avenue of the Americas (Sixth Avenue) between West 53rd and West 54th Street. The meeting will be held in Concourse A on the Concourse level. Parking is available at the hotel.

        Admission—If you vote by Internet or telephone, please follow the instructions given for requesting admission to the Annual Meeting. If you vote by mail, to request admission, please check the appropriate box on the proxy card and return it in the enclosed envelope. Please remove this "Admission Ticket" at the perforation. You must bring it with you to attend the Annual Meeting. When you arrive, please stop at the admissions area in the concourse lobby. Seating at the Annual Meeting is not reserved. All attendees must have government-issued photographic identification for access to the Annual Meeting. We will accommodate stockholders on a first-come, first-served basis upon arrival at the Annual Meeting.

        Security—For security reasons, packages and briefcases will not be allowed at the Annual Meeting.

        Time Limit—In order to allow all stockholders a chance to be heard, there will be a three-minute time limit imposed on each speaker and a 20-minute limit per subject.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY/VOTER INSTRUCTION CARD
The DIRECTV Group, Inc.

This Proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints Patrick T. Doyle and Larry D. Hunter, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Annual Meeting and on matters incident to the conduct of the Annual Meeting, all of the shares of common stock of The DIRECTV Group, Inc., which the undersigned has power to vote at the Annual Meeting of Stockholders to be held on June 3, 2008, or any adjournment thereof.

        NOMINEES FOR DIRECTOR: RALPH F. BOYD, JR., JAMES M. CORNELIUS, GREGORY B. MAFFEI, JOHN C. MALONE AND NANCY S. NEWCOMB.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS.

        This Proxy will be voted as directed. If no direction to the contrary is indicated, it will be voted as follows:

        FOR the election of all nominees for director; and

        FOR the ratification of appointment of independent accountants.

        (CONTINUED, and To Be Signed and Dated on the REVERSE SIDE)

Annual Meeting Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:01 a.m., Eastern Time, on June 3, 2008.

Vote by Internet
    •
    Log on to the Internet and go to www.investorvote.com/directv
    •
    Follow the steps outlined on the secured website.

Vote by telephone
    •
    Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
    •
    Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A    Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01—Ralph F. Boyd, Jr.	☐	☐	02—James M. Cornelius	☐	☐	03—Gregory B. Maffei	☐	☐
	04—John C. Malone	☐	☐	05—Nancy S. Newcomb	☐	☐
		For	Against	Abstain
2.	Ratification of appointment of independent public accountants.	☐	☐	☐

B    Non-Voting Items

Change of Address—Please print your new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.	☐

C    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as the name(s) appears on this card. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

QuickLinks

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 2008
GENERAL INFORMATION
OUR RELATIONSHIP WITH LIBERTY MEDIA CORPORATION
CODE OF ETHICS
DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS, AND CERTAIN OTHER BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN BENEFICIAL OWNERS
COMPENSATION DISCUSSION AND ANALYSIS
2007 SUPPLEMENTARY TABLE 1—ELEMENTS OF COMPENSATION
2007 SUPPLEMENTARY TABLE 2—2004-2007 RSU GRANT TO CEO
2007 SUPPLEMENTARY TABLE 3—2004-2007 RSU GRANT ACTUAL PERFORMANCE IN 2007
2007 SUPPLEMENTARY TABLE 4—2005-2007 RSU GRANTS
2007 SUPPLEMENTARY TABLE 5—2005-2007 RSU GRANTS ACTUAL PERFORMANCE
2007 SUPPLEMENTARY TABLE 6—2006-2008 RSU GRANTS
2007 SUPPLEMENTARY TABLE 7—2006-2008 RSU GRANTS ACTUAL PERFORMANCE
2007 SUPPLEMENTARY TABLE 8—2007-2009 RSU GRANTS
2007 SUPPLEMENTARY TABLE 9—2007-2009 RSU GRANTS ACTUAL PERFORMANCE
2007 SUPPLEMENTARY TABLE 10—2007 EXECUTIVE OFFICER TARGET COMPENSATION
EXECUTIVE AND DIRECTOR COMPENSATION
2007 SUMMARY COMPENSATION TABLE(1)
2007 SUPPLEMENTARY TABLE 11—ALL OTHER COMPENSATION
2007 GRANTS OF PLAN-BASED AWARDS
2007 SUPPLEMENTARY TABLE 12—DETAILS OF STOCK AWARD EXPENSE
2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
2007 SUPPLEMENTARY TABLE 13—VESTING DATES OF UNVESTED STOCK UNITS
2007 OPTION EXERCISES AND STOCK VESTED
2007 PENSION BENEFITS
2007 NONQUALIFIED DEFERRED COMPENSATION
2007 DIRECTOR COMPENSATION
2007 SUPPLEMENTARY TABLE 14—BOARD OF DIRECTORS RETAINERS(1)
2007 SUPPLEMENTARY TABLE 15—BOARD OF DIRECTORS—ALL OTHER COMPENSATION
2007 SUPPLEMENTARY TABLE 16—BOARD OF DIRECTORS OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
FEES PAID TO OUTSIDE INDEPENDENT REGISTERED ACCOUNTING FIRM
PROPOSAL 2 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
OTHER MATTERS